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                                                                       EXHIBIT 1

 China Southern Airlines Company Limited
(a joint stock limited company incorporated in the People's Republic of China with limited liability)

ARTICLES OF ASSOCIATION

ARTICLES OF ASSOCIATION
 OF CHINA SOUTHERN AIRLINES COMPANY LIMITED

(Approved by Special Resolutions passed by the shareholders' extraordinary General Meeting held on 18 April 1997 and 22 May 1997 and Amended by the two Annual General Meetings held on 15 June 1998 and 15 June 1999, by the Extraordinary General Meetings held on 26 March 2002, and by the Annual General Meeting held on 13 May 2003.)

Catalogue

Chapter 1

General Provisions

Chapter 2

Purposes and Scope of Business

Chapter 3

Shares and Registered Capital

Chapter 4

Reduction of Capital and Repurchase of Shares

Chapter 5

Financial Assistance for Acquisition of Shares

Chapter 6

Share Transfer

Chapter 7

Shares Certificates and Register of Shareholders

Chapter 8

Shareholders' Rights and Obligations

Chapter 9

Shareholders' General Meetings

Chapter 10

Special Procedures for Voting by a Class of Shareholders

Chapter 11

Board of Directors

Chapter 12

Secretary of the Board of Directors

Chapter 13

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President

Chapter 14

Supervisory Committee

Chapter 15

The Qualifications and Duties of the Directors, Supervisors, President and other Senior Administrative Officers of the Company

Chapter 16

Financial and Accounting Systems and Profit Distribution

Chapter 17

Appointment of Accountant Firm

Chapter 18

Insurance

Chapter 19

Labor and Personnel Management Systems

Chapter 20

Trade Union

Chapter 21

Merger and Division of the Company

Chapter 22

Dissolution and Liquidation

Chapter 23

Procedures for Amendment of the Articles of Association

Chapter 24

Settlement of Disputes

Chapter 25

Notice

Chapter 26

Definition and Interpretation of these Articles of Association

CHAPTER 1 GENERAL PROVISIONS

Article 1

The Company (or "Company") is a joint stock limited company established in accordance with the "Company Law of the People's Republic of China" (the "Company Law"), "State Council's Special Regulations Regarding the Issue of Shares Overseas and the Listing of Shares Overseas by Companies Limited by Share" (the "Special Regulations") and other relevant laws and administrative regulations of the State. The legitimate rights and interests of the Company and its shareholders are under the jurisdiction of and protected by Chinese laws, regulations and other relevant provisions of the Government.

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The Company was established by way of promotion and approved by the People's
Republic of China's State Commission for Restructuring the Economic System on 31 December 1994, as evidenced by approval document no. [1994] 139. It is registered with and has obtained a business license from China's State Administration Bureau of Industry and Commerce on 25 March 1995. The number of the Company's business license is: 1000001001760.

Article 2

Promoter of the Company: (renamed as China Southern Air Holding Company).

Registered Name of the Company:
(Chinese)

CHINA SOUTHERN AIRLINES COMPANY LIMITED (English)

Article 3

The company's address: Baiyun International Airport
Guangzhou Municipality
Guangdong Province
China
Telephone:       (020) 86123303
Facsimile:       (020) 86644623

Article 4

The Company's legal representative is the Chairman of the board of directors of the Company.

Article 5

The Company is a joint stock limited company in perpetual existence.

Article 6

In accordance with the Company Law, the Special Regulations, "Mandatory Provisions for the Articles of Association of Companies to be Listed Outside China" (the "Mandatory Provisions") and other relevant laws and administrative regulations, the Company amended the Company's articles of association.

Article 7

The registration formalities of the Original Articles of Association with China's State Administration Bureau of Industry and Commerce have been completed.

The Company shall, within the period stipulated by laws or administrative regulations, process the registration of changing of mandatory registered items due to the amendment of the Original Articles of Association.

Article 8

From the date of these articles of association becoming effective, these articles of association constitute a legally binding document regulating the Company's organization and activities, and the rights and obligations between the Company and each shareholder and among the shareholders.

Article 9

These articles of association are binding on the Company and its shareholders, directors, supervisors, president and other senior administrative officers of the Company; all of whom are entitled to claim rights concerning the affairs of the Company in accordance with these articles of association.

These articles of association are actionable by a shareholder against the Company and vice versa, by shareholders against each other and by a shareholder against the directors, supervisors, president and other senior administrative officers of the Company in respect of rights and obligations concerning the affairs of the

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Company arising out of these articles of association.

The actions referred to in the preceding paragraph include court proceedings and arbitration proceedings.

Article 10

The Company may invest in other limited liability companies or joint stock limited companies. The Company's liabilities to an investee company shall be limited to the amount of its capital contribution to the investee company.

Upon approval of the companies approving department authorized by the State Council, the Company may, according to its need of operation and management, operates as a holding company as prescribed in the second paragraph of Article 12 of the Company Law.

Article 11

On condition of compliance with applicable laws and regulations of the People's Republic of China ("PRC"), the Company has the power to raise and borrow money which power includes without limitation the issue of debentures, the charging or mortgage of part or whole of the Company's business or properties and other rights permitted by PRC laws and administrative regulations.

Article 12

For the purpose of these articles of association, other senior administrative officers of the Company refer to vice president, chief financial officer, board secretary, general economist, chief engineer and chief pilot.

CHAPTER 2 PURPOSES AND SCOPE OF BUSINESS

Article 13

The business purposes of the Company are: (i) to absorb domestic and foreign capital; (ii) to assist in developing the aviation industry of China; (iii) to promote the development of the national economy of China; (iv) to utilize corporate incentive mechanisms of privatization; (v) to draw on the advanced management expertise of other domestic and foreign companies; (vi) to continuously improve the management of the Company; (vii) to enhance the market competitiveness of the Company; (viii) to generate economic and social benefits for the Company; and (ix) to generate steady income for the Company's shareholders.

Article 14

The scope of business of the Company shall be consistent with and subject to the scope of business approved by the relevant supervisory department of the State.

The scope of business of the Company includes: (i) provision of scheduled and non-scheduled domestic, regional and international air transportation services for passengers, cargo, mail and luggage; (ii) undertaking general aviation services; (iii) provision of aircraft repair and maintenance services; (iv) acting as agent for other domestic and international airlines; (v) provision of air catering services and (vi) engaging in other airline or airline-related business, including advertising for such services.

Article 15

The Company may, according to its ability to develop, and upon the approval by special resolution adopted by the shareholders' general meeting and the approval of the relevant state government authority, adjust its scope of business or investment orientation and method etc.

Article 16

The Company may, upon the approval by the relevant authorities, establish its subsidiaries, branches and offices (whether wholly owned or otherwise) in China

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and other countries and regions to assist its business development and to promote the Company's expansion.

CHAPTER 3 SHARES AND REGISTERED CAPITAL

Article 17

There must, at all times, be ordinary shares in the Company. Subject to the approval of the companies approving department authorized by the State Council, the Company may, according to its requirements, create other classes of shares.

Article 18

The shares issued by the Company shall have a par value of Renminbi one yuan per share.

The Renminbi referred to in the preceding paragraph is the legal currency of the PRC.

Article 19

Subject to the approval of the securities authority of the State Council, the Company may issue and offer shares to domestic investors or foreign investors for subscription.

Foreign investors referred to in the preceding paragraph means those investors of foreign countries and regions of Hong Kong, Macau and Taiwan who subscribe for shares issued by the Company. Domestic investors mean those investors within the territory of the PRC (excluding investors of the regions referred to in the preceding sentence) who subscribe for shares issued by the Company.

Article 20

Shares issued by the Company to domestic investors for subscription in Renminbi shall be referred to as "Domestic-Invested Shares". Shares issued by the Company to foreign investors for subscription in foreign currencies shall be referred to as "Foreign-Invested Shares". Foreign-Invested Shares which are listed overseas are called "Overseas-Listed Foreign-Invested Shares".

The foreign currencies referred to in the preceding paragraph mean the legal currencies (apart from Renminbi) of other countries or districts which are recognized by the foreign exchange control authority of the State and can be used to pay the Company for the share price.

Article 21

Domestic-Invested Shares issued by the Company shall be called "A Shares". Overseas-Listed Foreign-Invested Shares issued by the Company and listed in Hong Kong shall be called "H Shares". H Shares are shares which have been admitted for listing on The Stock Exchange of Hong Kong Limited (the "Stock Exchange"), the par value of which is denominated in Renminbi and which are subscribed for and traded in Hong Kong dollars. H Shares can also be listed on a stock exchange in the United States of America in the form of American depositary receipts. Shares issued by the Company, including Domestic-Invested Shares and Foreign-Invested Shares, are all ordinary shares.

Article 22

In accordance with approvals granted by the Securities Commission of the State Council, the Company has issued a total of 3,374,178,000 ordinary shares, of which (a) 2,200,000,000 A Shares were issued upon the establishment of the Company and were all subscribed for by the promoter of the Company and (b) 1,174,178,000 H Shares were issued to foreign investors in connection with the first increase of capital of the Company, including shares issued pursuant to the exercise of the over-allotment option.

The ordinary shares that the Company issued in connection with its first increase of capital after its establishment were 1,174,178,000 H Shares, representing

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34.8% of the issued share capital of the Company. The share capital structure of the Company after such issue of shares is: (a) 2,200,000,000 A Shares held by the promoter, representing 65.2% of the total share capital, and (b) 1,174,178,000 H Shares held by foreign investors, representing 34.8% of the total share capital.

Article 23

Upon approval by the securities governing authority of the State Council of the proposal to issue Overseas-listed Foreign-Invested Shares and Domestic-Invested Shares, the Company's board of directors may make separate implementing arrangements for their issuance.

The Company's proposal to issue Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares pursuant to the preceding paragraph may be implemented within fifteen (15) months from the date of the approval of the securities governing authority of the State Council.

Article 24

In respect of the total number of shares as stated in a shares issuing proposal, where the Company shall separately issue Overseas-Listed Foreign-Invested Shares and Domestic-Invested Shares, these respective shares shall be fully subscribed for at their respective offerings. If the shares cannot be fully subscribed for at their offerings due to some special circumstances, then subject to the approval of the securities governing authority of the State Council the shares may be issued by installments.

Article 25

The registered capital of the Company is RMB3,374,178,000.

The Company shall undertake its liability with all its assets and its shareholders shall undertake the Company's liability with all the shares they hold.

Article 26

The Company may, based on its requirements for operation and development and in accordance with the relevant provisions of these articles of association, approve an increase of capital. The Company may increase its capital in the following ways:

(1)

offering new shares to non-specially-designated investors for subscription;

(2)

placing new shares to its existing shareholders;

(3)

allotting bonus shares to its existing shareholders;

(4)

any other ways permitted by relevant laws and administrative regulations.

The Company's increase of capital by issuing new shares shall, after being approved in accordance with the provisions of these articles of association, be conducted in accordance with the procedures stipulated by relevant laws and administrative regulations.

Article 27

Unless otherwise provided by relevant laws or administrative regulations, shares in the Company are freely transferable and are not subject to any lien.

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CHAPTER 4 REDUCTION OF CAPITAL AND REPUCHASE OF SHARES

Article 28

In accordance with the provisions of these articles of association, the Company may reduce its registered capital.

Article 29

When the Company reduces its registered capital, it must draw up a balance sheet and an inventory of assets.

The Company shall notify its creditors within ten (10) days of the date of the Company's resolution for reduction of capital and shall publish a notice in a newspaper at least three times within thirty (30) days of the date of such resolution. A creditor has the right within thirty (30) days of receiving the notice from the Company or, in the case of a creditor who does not receive the notice, within ninety (90) days of the date of the first public notice, to require the Company to repay its debts or provide a corresponding guarantee for such debt.

The Company's registered capital after reduction shall not be less than the statutory minimum amount.

Article 30

The Company may, with approval according to the procedures provided in these articles of association and subject to the approval of the relevant governing authority of the State, repurchase its issued shares under the following circumstances:

(1)

cancellation of shares for the reduction of its capital;

(2)

merging with another company that holds shares in the Company;

(3)

other circumstances permitted by relevant laws and administrative regulations.

Article 31

The Company may, with the approval of the relevant State governing authority for repurchasing its shares, conduct the repurchase in one of the following ways:

(1)

making a pro rata general offer of repurchase to all its shareholders;

(2)

repurchasing shares through public dealing on a stock exchange;

(3)

repurchase by an off-market agreement outside a stock exchange.

Article 32

Where the Company repurchases its shares by an off-market agreement outside a stock exchange, the prior sanction of shareholders shall be obtained in accordance with these articles of association. The Company may release, vary or waive its rights under a contract so entered into by the Company with the prior approval of shareholders obtained in the same manner.

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A contract to repurchase shares referred to in the preceding paragraph includes
(without limitation) an agreement to become obliged to repurchase or an acquisition of the right to repurchase shares of the Company.

Rights of the Company under a contract to repurchase its shares are not capable of being assigned.

Article 33

Shares repurchased in accordance with law by the Company shall be cancelled within the period prescribed by laws and administrative regulations, and the Company shall apply to the original companies registration authority for registration of the change of its registered capital.

The amount of the Company's registered capital shall be reduced by the aggregate par value of those cancelled shares.

Article 34

Unless the Company is in the course of liquidation, it must comply with the following provisions in relation to repurchase of its issued shares:

(1)

where the Company repurchases shares of the Company at par value, payment shall be made out of book surplus distributable profits of the Company or out of proceeds of a fresh issue of shares made for that purpose;

(2)

where the Company repurchases shares of the Company at a premium to its par value, payment up to the par value may be made out of the book surplus distributable profits of the Company or out of the proceeds of a fresh issue of shares made for that purpose. Payment of the portion in excess of the par value shall be effected as follows:

(i)

if the shares being repurchased were issued at par value, payment shall be made out of the book surplus distributable profits of the Company;

(ii)

if the shares being repurchased were issued at a premium to its par value, payment shall be made out of the book surplus distributable profits of the Company or out of the proceeds of a fresh issue of shares made for that purpose, provided that the amount paid out of the proceeds of the fresh issue shall not exceed the aggregate of premiums received by the Company on the issue of the shares repurchased nor the current amount (including the premiums on the fresh issue) of the Company's premium account (or capital common reserve fund account) at the time of the repurchase;

(3)

payment by the Company in consideration of the following shall be made out of the Company's distributable profits:

(i)

acquisition of rights to repurchase shares of the Company;

(ii)

variation of any contract to repurchase shares of the Company;

(iii)

release of any of the Company's obligation under any contract to repurchase

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shares of the Company;

(4)

after the Company's registered capital has been reduced by the total par value of the cancelled shares in accordance with the relevant provisions, the amount deducted from the distributable profits of the Company for paying up the par-value portion of the shares repurchased shall be transferred to the Company's premium account (or capital common reserve fund account).

CHAPTER 5 FINANCIAL ASSISTANCE FOR ACQUISITION OF SHARES

Article 35

The Company and its subsidiaries shall not, by any means at any time, provide any kind of financial assistance to a person who is acquiring or is proposing to acquire shares in the Company. The said acquirer of shares of the Company includes a person who directly or indirectly incurs any obligations due to the acquisition of shares in the Company (the "obligor").

The Company and its subsidiaries shall not, by any means at any time, provide financial assistance to the obligor as referred to in the preceding paragraph for the purpose of reducing or discharging the obligations assumed by that person.

This Article shall not apply to the circumstances specified in Article 37 of this Chapter.

Article 36

For the purpose of this Chapter, "financial assistance" includes (without limitation) the following meanings:

(1)

gift;

(2)

guarantee (including the assumption of liability by the guarantor or the provision of assets by the guarantor to secure the performance of obligations by the obligor), or compensation (other than compensation in respect of the Company's own default) or release or waiver of any rights;

(3)

provision of loan or any other contract under which the obligations of the Company are to be fulfilled before the obligations of another party, or the novation of, or the assignment of rights arising under, such loan or contract;

(4)

any other form of financial assistance given by the Company when the Company is insolvent or has no net assets or when its net assets would thereby be reduced to a material extent.

For the purpose of this Chapter, "incurring any obligations" includes the incurring of obligations by the changing of the obligor's financial position by way of contract or the making of arrangement (whether enforceable or not, and whether made on his own account or with any other persons), or by any other means.

Article 37

The following transactions shall not be deemed to be activities prohibited by
Article 35 of this Chapter:

(1)

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the provision of financial assistance by the Company where the financial assistance is given in good faith in the interests of the Company, and the principal purpose in giving the financial assistance is not for the acquisition of shares in the Company, or the giving of the financial assistance is an incidental part of some larger purpose of the Company;

(2)

the lawful distribution of the Company's assets by way of dividend;

(3)

the allotment of bonus shares as dividends;

(4)

a reduction of registered capital, a repurchase of shares of the Company or a reorganization of the share capital structure of the Company effected in accordance with these articles of association;

(5)

the lending of money by the Company within its scope of business and in the ordinary course of its business, where the lending of money is part of the scope of business of the Company (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits);

(6)

the provision of money by the Company for contributions to staff and workers' shares schemes (provided that the net assets of the Company are not thereby reduced or that, to the extent that the assets are thereby reduced, the financial assistance is provided out of distributable profits).

CHAPTER 6 SHARE TRANSFER

Article 38

The Company's shares are transferable according to law.

Article 39

The Company shall not accept the Company's shares as subject matter of pledge.

Article 40

The Company's directors, supervisors, president and other senior administrative officers shall periodically declare to the Company the number of shares they hold in the Company during their term of office. They may transfer their shares during the term of their office or after their departure from office in accordance with the requirements of the laws and the listing rules of the place of the stock exchange on which the Company's shares are listed.

CHAPTER 7 SHARE CERTIFICATES AND REGISTER OF SHAREHOLDERS

Article 41

Share certificates of the Company shall be in registered form.

The share certificate of the Company shall include the following major items:

(1)

Company's name;

(2)

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the date of registration of the Company;

(3)

the class of the share certificates, the par value and the number of shares represented by the share certificate;

(4)

the serial number of the share certificate;

(5)

any other matters required by the Company Law and the Special Regulations;

(6)

other items required to be stated by the stock exchanges on which the Company's shares are listed.

Article 42

Share certificates of the Company shall be signed by the Chairman of the Company's board of directors. Where the stock exchanges on which the Company's shares are listed require other senior administrative officer(s) of the Company to sign on the share certificates, the share certificates shall also be signed by such senior administrative officer(s). The share certificates shall take effect after being sealed or printed with the seal of the Company. The share certificates shall only be sealed with the Company's seal under the authorization of the board of directors. The signatures of the Chairman of the board of directors or other senior administrative officer(s) of the Company may be printed in mechanical form.

Article 43

The Company shall keep a register of its shareholders and enter in the register the following particulars:

(1)

the name (title) and address (residence), the occupation or nature of each shareholder;

(2)

the class and quantity of shares held by each shareholder;

(3)

the amount paid or agreed to be paid on the shares of each shareholder;

(4)

the share certificate numbers of the shares held by each shareholder;

(5)

the date on which each person was entered in the register as a shareholder;

(6)

the date on which any shareholder ceased to be a shareholder.

Unless contrary evidence is shown, the register of shareholders shall be sufficient evidence of the shareholders' shareholdings in the Company.

Article 44

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The Company may, in accordance with the mutual understanding and agreements between the securities governing authority of the State Council and overseas securities regulatory organizations, maintain the register of shareholders of Overseas-Listed Foreign-Invested Shares overseas and appoint overseas agent(s) to manage such share register. The original share register for holders of Overseas-Listed Foreign-Invested Shares listed in Hong Kong shall be maintained in Hong Kong.

A duplicate of the share register for holders of Overseas-Listed
Foreign-Invested Shares shall be maintained at the Company's residence. The appointed overseas agent(s) shall ensure the consistency between the original and the duplicate of the share register.

If there is any inconsistency between the original and the duplicate of the share register for holders of Overseas-Listed Foreign-Invested Shares, the original shall prevail.

Article 45

The Company shall have a complete register of shareholders which shall comprise the following:

(1)

a part of the shareholders' register maintained at the Company's residence other than those parts mentioned in sub-paragraphs (2) and (3) of this Article;

(2)

a part of the shareholders' register in respect of the holders of Overseas-Listed Foreign-Invested Shares of the Company maintained in the place of the overseas stock exchange on which the shares are listed; and

(3)

any other parts of the shareholders' register maintained at such other places as the board of directors may consider necessary for the purpose of listing the shares of the Company.

Article 46

Different parts of the shareholders' register shall not overlap. No transfer of any shares registered in any part of the register shall, during the continuance of that registration, be registered in any other part of the register.

The alteration and rectification of each part of the shareholders' register shall be carried out in accordance with the laws of the place where the register is maintained.

All the fully paid-up H Shares can be freely transferred in accordance with these articles of association. However, the board of directors may refuse to recognize any instrument of transfer without giving any reason, unless:

(1)

a fee (for each instrument of transfer) of two dollars and fifty cents Hong Kong dollars or any higher fee as agreed by the Stock Exchange has been paid to the Company for registration of any transfer or any other document which is related to or will affect ownership of or change of ownership of the shares;

(2)

the instrument of transfer only involves H Shares;

(3)

the stamp duty chargeable on the instrument of transfer has been paid;

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(4)

the relevant share certificate and upon the reasonable request of the board of directors any evidence in relation to the right of the transferor to transfer the shares have been submitted;

(5)

if it is intended to transfer the shares to joint owners, then the maximum number of joint owners shall not exceed four (4);

(6)

the Company does not have any lien on the relevant shares.

If the Company refuses to register any transfer of shares, the Company shall within two months of the formal application for the transfer provide the transferor and the transferee with a notice of refusal to register such transfer.

Article 47

No changes in the shareholders' register due to the transfer of shares may be made within thirty (30) days before the date of a shareholders' general meeting or within five (5) days before the record date for the Company's distribution of dividends.

Article 48

Where the Company decides to convene a shareholders' general meeting, distribute dividends, liquidate or carry out other activities which would require the determination of shareholdings, the board of directors shall fix a record date for the purpose of determining shareholdings. A person who is registered in the register as shareholders of the Company at the end of the record date shall be a shareholder of the Company.

Article 49

Any person aggrieved and claiming to be entitled to have his name (title) to be entered in or removed from the register of shareholders may apply to a court of competent jurisdiction for rectification of the register.

Article 50

Any person who is a registered shareholder or who claims to be entitled to have his name (title) entered into the register of shareholders in respect of shares in the Company may, if his share certificate (the "original certificate") relating to the shares is lost, apply to the Company for a replacement new share certificate in respect of such shares (the "Relevant Shares").

If a shareholder of Domestic-Invested Shares loses his share certificate and applies to the Company for a replacement new share certificate, it shall be dealt with in accordance with article 150 of the Company Law.

If a shareholder of Overseas-Listed Foreign Shares loses his share certificate and applies to the Company for a replacement new share certificate, it may be dealt with in accordance with the law of the place where the original register of holders of Overseas-Listed Foreign-Invested Shares is maintained, rules of the stock exchange or other relevant regulations.

If a shareholder of Overseas-Listed Foreign-Invested Shares listed in Hong Kong (H Shares) loses his share certificate, the issue of a replacement new share certificate shall comply with following requirements:

(1)

The applicant shall submit an application to the Company in a prescribed form accompanied by notarial certificate or a statutory declaration (i) stating the

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grounds upon which the application is made and the circumstances and the evidence of the loss; and (ii) declaring that no other person is entitled to have his name entered in the register of shareholders in respect of the Relevant Shares.

(2)

Before the Company decides to issue the replacement new share certificate, no statement made by any person other than the applicant declaring that his name shall be entered in the register of shareholders in respect of such shares has been received.

(3)

The Company shall, if it intends to issue a replacement new share certificate, publish a notice of its intention at least once every thirty (30) days in a period of ninety (90) consecutive days in such newspapers as may be prescribed by the board of directors.

(4)

The Company shall have, prior to publication of its intention to issue a replacement new share certificate, delivered to the stock exchange on which its shares are listed a copy of the notice to be published and may publish the notice upon receiving confirmation from such stock exchange that the notice has been exhibited in the premises of the stock exchange. Such notice shall be exhibited in the premises of the Stock Exchange for a period of 90 days.

In the case of an application made without the consent of the registered holder of the Relevant Shares, the Company shall deliver by mail to such registered shareholder a copy of the notice to be published.

(5)

If, by the expiration of the 90-day period referred to in paragraphs (3) and (4) of this Article, the Company shall not have received from any person notice of any disagreement to such application, the Company may issue a replacement new share certificate to the applicant accordingly.

(6)

Where the Company issues a replacement new share certificate under this Article, it shall forthwith cancel the original share certificate and enter the cancellation and issue in the register of shareholders accordingly.

(7)

All expenses relating to the cancellation of an original share certificate and the issue of a replacement new share certificate by the Company shall be borne by the applicant and the Company is entitled to refuse to take any action until reasonable security is provided by the applicant.

Article 51

Where the Company issues a replacement new share certificate pursuant to these articles of association, the name (title) of a bona fide purchaser gaining possession of such new share certificate or the person who is subsequently entered in the register of shareholders as holder of such shares (if he is a bona fide purchaser) shall not be removed from the register of shareholders.

Article 52

The Company shall not be liable for any damages sustained by any person by reason of the cancellation of the original share certificate or the issue of the new share certificate, unless the claimant proves that the Company has acted deceitfully.

CHAPTER 8 SHAREHOLDERS' RIGHTS AND OBLIGATIONS

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Article 53

A shareholder of the Company is a person who lawfully holds shares in the Company and whose name (title) is entered in the register of shareholders. A shareholder shall enjoy rights and bear obligations according to the class and proportion of the shares held by him; shareholders who hold shares of the same class shall enjoy the same rights and bear the same obligations.

Article 54

The ordinary shareholders of the Company shall enjoy the following rights:

(1)

the right to attend or appoint a proxy to attend shareholders' general meetings and to vote thereat;

(2)

the right to dividends and other distributions in proportion to the number of shares held;

(3)

the right of supervisory management over the Company's business operations, and the right to present proposals or enquiries;

(4)

the right to transfer, donate or pledge his shares in accordance with laws, administrative regulations and provisions of these articles of association;

(5)

the right of knowledge and decision making power with respect to important matters of the Company in accordance with laws, administrative regulations and these articles of association;

(6)

the right to obtain relevant information in accordance with the provisions of these articles of association, including:

(i)

the right to obtain a copy of these articles of association, subject to payment of the cost of such copy;

(ii)

the right to inspect and copy, subject to payment of a reasonable charge:

(a)

all parts of the register of shareholders;

(b)

personal particulars of each of the Company's directors, supervisors, president and other senior administrative officers, including:

(aa)

present name and alias and any former name or alias;

(bb)

principal address (residence);

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(cc)

nationality;

(dd)

primary and all other part-time occupations and duties;

(ee)

identification documents and their relevant numbers;

(c)

state of the Company's share capital;

(d)

reports showing the aggregate par value, quantity, highest and lowest price paid in respect of each class of shares repurchased by the Company since the end of last accounting year and the aggregate amount paid by the Company for this purpose;

(e)

minutes of shareholders' general meetings;

(f)

interim and annual reports of the Company;

(7)

in the event of the termination or liquidation of the Company, to participate in the distribution of surplus assets of the Company in accordance with the number of shares held;

(8)

other rights conferred by laws, administrative regulations and these articles of association.

Article 55

The ordinary shareholders of the Company shall assume the following obligations:

(1)

to abide by these articles of association;

(2)

to pay subscription monies according to the number of shares subscribed and the method of subscription;

(3)

no right to return shares to the Company unless laws and regulations provide otherwise;

(4)

other obligations imposed by laws, administrative regulations and these articles of association.

Shareholders are not liable to make any further contribution to the share capital other than as agreed by the subscriber of the relevant shares on subscription.

Article 56

In addition to the obligations imposed by laws and administrative regulations or required by the listing rules of the stock exchange on which shares of the Company are listed, a controlling shareholder shall not exercise his voting rights in respect of the following matters in a manner prejudicial to the interests of the shareholders generally or of some of the shareholders of the
Company:

(1)

to relieve a director or supervisor of his duty to act honestly in the best interests of the Company;

(2)

to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person), in any guise, of the Company's assets, including (without limitation) opportunities beneficial to the Company;

(3)

to approve the expropriation by a director or supervisor (for his own benefit or for the benefit of another person) of the individual rights of other shareholders, including (without limitation) rights to distributions and voting rights save pursuant to a restructuring submitted to shareholders for approval in accordance with these articles of association.

Article 57

For the purpose of the foregoing Article, a "controlling shareholder" means a person who satisfies any one of the following conditions:

(1)

he alone or acting in concert with others has the power to elect more than half of the board of directors;

(2)

he alone or acting in concert with others has the power to exercise or to control the exercise of 30 per cent or more of the voting rights in the Company;

(3)

he alone or acting in concert with others holds 30 per cent or more of the issued and outstanding shares of the Company;

(4)

he alone or acting in concert with others in any other manner controls the Company in fact.

CHAPTER 9 SHAREHOLDERS' GENERAL MEETINGS

Article 58

The shareholders' general meeting is the organ of authority of the Company and shall exercise its functions and powers in accordance with law.

Article 59

The shareholders' general meeting shall exercise the following functions and powers:

(1)
to decide on the Company's operational policies and investment plans;

(2)

to elect and replace directors and decide on matters relating to the remuneration of directors;

(3)

to elect and replace the supervisors who are representatives of shareholders and decide on matters relating to the remuneration of supervisors;

(4)

to examine and approve reports of the board of directors;

(5)

to examine and approve reports of the supervisory committee;

(6)

to examine and approve the Company's proposed annual preliminary and final financial budgets;

(7)

to examine and approve the Company's profit distribution plans and plans for making up losses;

(8)

to decide on increases or reductions in the Company registered capital;

(9)

to decide on matters such as merger, division, dissolution and liquidation of the Company;

(10)

to decide on the issue of debentures by the Company;

(11)

to decide on the appointment, dismissal and disengagement of the accountants of the Company;

(12)

to amend these articles of association;

(13)

to consider motions raised by shareholders who represent 5 percent or more of the total shares of the Company carrying the right to vote;

(14)

to decide on other matters which require resolutions of the shareholders in general meeting according to relevant laws, administrative regulations and provisions of these articles of association;

(15)

to decide on matters which the board of directors may be delegated or authorized to deal with by the shareholders in general meeting.

When the shareholders' general meeting decide on matters which the board of directors may be delegated or authorized to deal with, the shareholders' general meeting shall maintain the legitimate rights and interests of the Company according to law and abide by laws and regulations strictly in order to ensure the Company's principle of efficient operation and scientific decision making. Matters delegated or authorized to the board of directors to deal with include (without limitation):

(1)

to modify the language of these articles of association after the shareholders' general meeting passed the resolution on the amendment of these articles of association in principle;

(2)

to distribute the interim profit;

(3)

to decide on matters in connection with the issue of new shares and equity convertible bonds;

(4)

to dispose of, mortgage and secure the fixed assets under the operation policy and investment plan passed by the shareholders' general meeting;

(5)

other matters delegated or authorized by the shareholders' general meeting to the board of directors to deal with at times in accordance with laws, regulations and these articles of association.

Article 60

The Company shall not, without the prior approval of shareholders in general meeting, enter into any contract with any person other than a director, supervisor, president or other senior administrative officer whereby the management and administration of the whole or any substantial part of the business of the Company is to be handed over to such person.

Article 61

Shareholders' general meetings are divided into annual general meetings and extraordinary general meetings. Shareholders' general meetings shall be convened by the board of directors. Annual general meetings are held once every year and within six (6) months from the end of the preceding financial year.

Under any of the following circumstances, the board of directors shall convene an extraordinary general meeting within two (2) months:

(1)

when the number of directors is less than the number of directors required by the Company Law or two thirds of the number of directors specified in these articles of association;

(2)

when the unrecovered losses of the Company amount to one third of the total amount of its share capital;

(3)

when shareholder(s) holding 10 per cent or more of the Company's issued and outstanding shares carrying voting rights request(s) in writing the convening of an extraordinary general meeting;

(4)

when deemed necessary by the board of directors or as requested by the supervisory committee.

The number of shares held by shareholders in paragraph (3) above shall be calculated on the date when the written request is submitted.

Article 62

When the company convenes a shareholders' general meeting, written notice of the meeting shall be given forty five (45) days before the date of the meeting to notify all of the shareholders in the share register of the matters to be considered and the date and the place of the meeting. A shareholder who intends to attend the meeting shall deliver his written reply concerning the attendance of the meeting to the Company twenty (20) days before the date of the meeting.

Article 63

When the board of directors issues the notice for the convening of a shareholders' general meeting, the meeting shall not be postponed without reason. In case the shareholders' general meeting must be postponed under special circumstances, a notice regarding the postponement must be issued at least five (5) working days before the convening of the original shareholders' general meeting. In the postponement notice, the board of directors must state the reasons for the postponement and the date of the postponed meeting. When the shareholders' general meeting is postponed, the board of directors may not change the record date for the shareholders entitled to attend the shareholders' general meeting provided in the original notice.

Article 64

When the Company convenes a shareholders' annual general meeting, shareholders holding 5 per cent or more of the total voting shares of the Company shall have the right to propose new motions in writing, and the Company shall, after the same having been reviewed and approved by the board of directors of the Company, place those matters in the proposed motions within the scope of functions and powers of the shareholders' general meeting on the agenda. If the board of directors decides not to put the motion on the agenda, it must give reasons and explanation to the shareholders' general meeting and publish the motion and the board's explanation along with resolutions adopted by the shareholders' general meeting at the end of the meeting.

Article 65

The Company shall, based on the written replies received twenty (20) days before the date of the shareholders' general meeting from the shareholders, calculate the number of voting shares represented by the shareholders who intend to attend the meeting. If the number of voting shares represented by the shareholders who intend to attend the meeting reaches one half or more of the Company's total voting shares, the Company may hold the meeting; if not, then the Company shall within five (5) days notify the shareholders again by public notice of the matters to be considered, the place and date for, the meeting. The Company may then hold the meeting after such publication of notice.

A shareholders' extraordinary general meeting shall not decide on any matter not stated in the notice of meeting.

Article 66

A notice of meeting of shareholders shall meet the following requirements:

(1)

be in writing;

(2)
specify the place, the date and time of the meeting;

(3)

state the matters to be discussed at the meeting;

(4)

provide such information and explanation as are necessary for the shareholders to make an informed decision on the proposals put before them. Without limiting the generality of the foregoing, where a proposal is made to amalgamate the Company with another, to repurchase shares, to reorganize the share capital, or to restructure the Company in any other way, the terms of the proposed transaction must be provided in detail together with copies of the proposed agreement, if any, and the cause and effect of such proposal must be properly explained;

(5)

contain a disclosure of the nature and extent, if any, of the material interests of any director, supervisor, president or other senior administrative officer in the proposed transaction and the effect of the proposed transaction on them in their capacity as shareholders in so far as it is different from the effect on the interests of the shareholders of the same class;

(6)

contain the full text of any special resolution to be proposed at the meeting;

(7)

contain conspicuously a statement that a shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of him and that a proxy need not be a shareholder;

(8)

specify the time and place for lodging proxy forms for the relevant meeting.

Article 67

Notice of shareholders' general meeting shall be served on the shareholders (whether or not entitled to vote at the meeting), by delivery or prepaid airmail to their addresses as shown in the register of shareholders. For the holders of Domestic-Invested Shares, notice of the meetings may be issued by way of public notice.

The public notice referred to in the preceding paragraph shall be published in one or more newspapers designated by the securities governing authority of the State Council within the interval between forty-five (45) days and fifty (50) days before the date of the meeting; after the publication of notice, the holders of Domestic-Invested Shares shall be deemed to have received the notice of the relevant shareholders' general meeting.

Article 68

The accidental omission to give notice of a meeting to, or the failure to receive the notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

Article 69

Any shareholder entitled to attend and vote at a meeting of the Company shall be entitled to appoint one or more other persons (whether a shareholder or not ) as his proxies to attend and vote on his behalf, and a proxy so appointed shall be entitled to exercise the following rights pursuant to the authorization from that shareholder:

(1)

the shareholder's right to speak at the meeting;

(2)

the right to demand or join in demanding a poll;

(3)

the right to vote by hand or on a poll, but a proxy of a shareholder who has appointed more than one proxy may only vote on a poll.

Where that shareholder is a recognized clearing house within the meaning of the Securities and Futures (Clearing Houses) Ordinance (Cap.420 of the laws of Hong
Kong), it may authorize such person or persons as it thinks fit to act as its representative (or representatives) at any shareholders' general meeting or any meeting of any class of shareholders provided that, if more than one person is so authorized, the authorization must specify the number and class of shares in respect of which each such person is so authorized. The person so authorized will be entitled to exercise the same power on behalf of the recognized clearing house as that clearing house (or its nominees) could exercise if it were an individual shareholder of the Company.

Article 70

The instrument appointing a proxy shall be in writing under the hand of the appointer or his attorney duly authorized in writing, or if the appointer is a legal entity, either under seal or under the hand of a director or attorney duly authorized.

Article 71

The instrument appointing a voting proxy and, if such instrument is signed by a person under a power of attorney or other authority on behalf of the appointer, a notarially certified copy of that power of attorney or other authority shall be deposited at the residence of the Company or at such other place as is specified for that purpose in the notice convening the meeting, not less than twenty-four (24) hours before the time for holding the meeting at which the proxy propose to vote or the time appointed for the passing of the resolution.

If the appointer is a legal person, its legal representative or such person as is authorized by resolution of its board of directors or other governing body may attend at any meeting of shareholders of the Company as a representative of the appointer.

Article 72

Any form issued to a shareholder by the directors for use by him for appointing a proxy to attend and vote at meetings of the Company shall be such as to enable the shareholder, according to his free will, to instruct the proxy to vote in favor of or against the motions, such instructions being given in respect of each individual matter to be voted on at the meeting. Such a form shall contain a statement that in the absence of instructions by the shareholder the proxy may vote as he thinks fit.

Article 73

A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the death or loss of capacity of the appointer or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the shares in respect of which the proxy is given, provided that no notice in writing of such death, loss of capacity, revocation or transfer as aforesaid shall have been received by the Company at its residence before the commencement of the meeting at which the proxy is used.

Article 74

A proxy who attends a shareholders' general meeting on behalf of a shareholder shall present his identification document.

If the legal representative of a shareholder who is a legal person attend the meeting, he shall present his identification document. If shareholder who is a legal person appoints other person to attend the meeting, the person appointed shall present his own identification document and a notarially certified copy of the resolution of the board of directors or other governing body of the appointer or letter of authorization.

Article 75

Resolutions of shareholders' general meetings shall be divided into ordinary resolutions and special resolutions.

To adopt an ordinary resolution, votes representing more than one half of the voting rights represented by the shareholders (including proxies) present at the meeting must be exercised in favor of the resolution in order for it to be passed.

To adopt a special resolution, votes representing more than two thirds of the voting rights represented by the shareholders (including proxies) present at the meeting must be exercised in favor of the resolution in order for it to be passed.

The shareholders (including proxies) present at the meeting shall expressly state their agreement with or objection to every matter to be determined by voting. If a shareholder abstains from voting or casts an abstention vote, the Company shall disregard such vote as a voting share when counting the result of voting.

Article 76

A shareholder (including proxy), when voting at a shareholders' general meeting, may exercise voting rights in accordance with the number of shares carrying the rights to vote and each share shall have one vote.

Article 77

At any general meeting of shareholders, a resolution shall be decided on a show of hands unless a poll is (before or after any vote by show of hands) demanded:

(1)

by the chairman of the meeting;

(2)

by at least two shareholders entitled to vote present in person or by proxy;

(3)

by one or more shareholders present in person or by proxy and representing 10 per cent or more of all shares carry the right to vote at the meeting.

Unless a poll be so demanded, a declaration by the chairman that a resolution has on a show of hands been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against such resolution.

The demand for a poll may be withdrawn by the person who makes such demand.

Article 78

A poll demanded on the election of the chairman of the meeting, or on a question of adjournment of the meeting, shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs, and any business other than that upon which a poll has been demanded may be proceeded with, pending the taking of the poll. The result of the poll shall be deemed to be a resolution of the meeting at which the poll was demanded.

Article 79

On a poll taken at a meeting, a shareholder (including proxy) entitled to two or more votes need not cast all his votes in the same way.

Article 80

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall be entitled to one additional vote.

Article 81

The following matters shall be resolved by an ordinary resolution at a shareholders' general meeting:

(1)

work reports of the board of directors and the supervisory committee;

(2)

plans formulated by the board of directors for distribution of profits and for making up losses;

(3)

removal of the members of the board of directors and members of the supervisory committee, their remuneration and method of payment;

(4)

annual preliminary and final budgets, balance sheets and profit and loss accounts and other financial statements of the Company;

(5)

matters other than those required by the laws and administrative regulations or by these articles of association to be adopted by special resolutions.

Article 82

The following matters shall be resolved by a special resolution at a shareholders' general meeting:

(1)

the increase or reduction in share capital and the issue of shares of any class, warrants and other similar securities;

(2)

the issue of debentures of the Company;

(3)

the division, merger, dissolution and liquidation of the Company;

(4)

amendments to these Articles of Association;

(5)

repurchase of the Company's shares;

(6)

any other matters considered by the shareholders' general meeting, resolved by way of an ordinary resolution, to be of a nature which may have a material impact on the Company and should be adopted by a special resolution.

Article 83

Shareholders requisitioning the convening of extraordinary general meetings of shareholders or class meeting shall abide by the following procedures:

(1)

Two or more shareholders holding in aggregate 10 per cent or more of the shares carrying the right to vote at the meeting sought to be held shall sign one or more counterpart requisitions stating the object of the meeting and requiring the board of directors to convene a shareholders' extraordinary general meeting or a class meeting thereof. The board of directors shall as soon as possible proceed to convene the extraordinary general meeting of shareholders or a class meeting thereof after receiving the requisition.

The amount of shareholdings referred to above shall be calculated as at the date of the deposit of the requisition.

(2)

If the board of directors fails to issue a notice of such a meeting within thirty (30) days from the date of the receipt of the requisition, the requisitionists may themselves convene such a meeting in a manner as similar as possible as that in which shareholders' meeting are to be convened by the board of directors within four (4) months from the date of receipt of the requisition by the board of directors.

Any reasonable expenses incurred by the requisitions by reason of the failure of the board of directors to duly convene a meeting shall be repaid to the requisitionists by the Company and any sum so repaid shall be set off against sums owed by the Company to the directors in default.

Article 84

The Chairman of the board of directors shall convene and take the chair of every shareholders' general meeting. If the Chairman is unable to attend the meeting for any reason, the vice-chairman of the board of directors shall convene and take the chair of the meeting. If both the Chairman and vice-chairman of the board of directors are unable to attend the meeting, then the board of directors may designate a director to convene and take the chair of the meeting. If no chairman of the meeting has been designated, shareholders present shall choose one person to be the chairman of the meeting. If for any reason, the shareholders shall fail to elect a chairman, then the shareholder (including proxy) present in person or by proxy and holding the largest number of shares carrying the right to vote thereat shall be the chairman of the meeting.

Article 85

The chairman of the meeting shall be responsible for the determination of whether a resolution is passed. His decision, which is final and conclusive, shall be announced at the meeting and recorded in the minute book.

Article 86

If the chairman of the meeting has any doubt as to the result of a resolution put to the vote of the meeting, he may have the votes counted. If the chairman of the meeting fails to have the votes counted, any shareholder who is present in person or by proxy and who objects to the result announced by the chairman of the meeting may demand that the votes be counted immediately after the declaration of the result, the chairman of the meeting shall have the votes counted immediately.

Article 87

If votes are counted at a shareholders' general meeting, the result of the count shall be recorded in the minute book.

Article 88

When the shareholders' general meeting is examining and discussing a connected transaction, the connected shareholder shall not participate in the vote on the shares. His shares carrying the voting rights shall not be counted as effective votes in the total. The notice on the resolutions passed by the shareholders' general meeting shall fully disclose information regarding the voting of the independent shareholders. If under special circumstances, the connected shareholders cannot withdraw from the voting, they may vote in the normal course of proceeding after the Company has obtained the approval from the competent authorities provided that the Company shall give detailed explanation thereof in the notice on the resolutions passed by the shareholders' general meeting.

Article 89

Shareholder's general meeting shall make minutes of the resolutions on the matters considered at the meeting to be signed by all the directors present at the meeting. The minutes, shareholders' attendance lists and proxy forms shall be kept at the Company's residence.

Article 90

Copies of the minutes of proceedings of any shareholders' general meeting shall, during business hours of the Company, be open for inspection by any shareholder without charge. If a shareholder demands from the Company a copy of such minutes, the Company shall send a copy of such minutes to him within seven (7) days after having received reasonable charges.

Article 91

Matters uncovered by these articles of association regarding the convening of shareholders' general meeting, voting procedures and deliberation of proposals shall be handled in accordance with the relevant provisions of laws and regulations currently effective in China.

CHAPTER 10 SPECIAL PROCEDURES FOR VOTING BY A CLASS OF SHAREHOLDERS

Article 92

Those shareholders who hold different classes of shares are shareholders of different classes.

Apart from the holders of other classes of shares, the holders of the Domestic-Invested Shares and holders of Overseas Listed Foreign-Invested Shares shall be deemed to be shareholders of different classes.

A class of shareholders shall, in accordance with laws, administrative regulations and these articles of association, enjoy rights and bear obligations.

Article 93

Rights conferred on any class of shareholders in the capacity of shareholders ("class rights") may not be varied or abrogated unless approved by a special resolution of shareholders in general meeting and by holders of shares of that class at a separate meeting conducted in accordance with Article 95 to 99.

Article 94

The following circumstances shall be deemed to be variation or abrogation of the rights of a class of shareholders:

(1)
to increase or to decrease the number of shares of such class, or increase or decrease the number of shares of a class having voting or equity rights or privileges equal or superior to those of the shares of such class;

(2)

to effect an exchange of all or part of the shares of such class into shares of another class or to effect an exchange or create a right of exchange of all or part of the shares of another class into the shares of such class;

(3)

to remove or reduce rights to accrued dividends or rights to cumulative dividends attached to shares of such class;

(4)

to reduce or remove a dividend preference or a liquidation preference attached to shares of such class;

(5)

to add, remove or reduce conversion privileges, options, voting rights, transfer or pre-emptive rights, or rights to acquire securities of the Company attached to shares of such class;

(6)

to remove or reduce rights to receive payment payable by the Company in particular currencies attached to shares of such class;

(7)

to create a new class of shares having voting or equity rights or privileges equal or superior to those of the shares of such class;

(8)

to restrict the transfer or ownership of the shares of such class or add to such restriction;

(9)

to allot and issue rights to subscribe for, or convert into, shares in the Company of such class or another class;

(10)

to increase the rights or privileges of shares of another class;

(11)

to restructure the Company where the proposed restructuring will result in different classes of shareholders bearing a disproportionate burden of such proposed restructuring;

(12)

to vary or abrogate the provisions of this Chapter.

Article 95

Shareholders of the affected class, whether or not otherwise having the right to vote at shareholders' general meetings, shall nevertheless have the right to vote at class meetings in respect of matters concerning sub-paragraphs (2) to
(8), (11) and (12) of Article 94, but interested shareholder(s) shall not be entitled to vote at class meetings.

The meaning of "interested shareholder(s)" as mentioned in the preceding paragraph is:

(1)

in the case of a repurchase of shares by offers to all shareholders or public dealing on a stock exchange under Article 31, a "controlling shareholder" within the meaning of Article 57;

(2)

in the case of a repurchase of share by an off-market contract under Article 31, a holder of the shares to which the proposed contract relates;

(3)

in the case of a restructuring of the Company, a shareholder within a class who bears less than a proportionate obligation imposed on that class under the proposed restructuring or who has an interest in the proposed restructuring different from the interest of shareholders of that class.

Article 96

Resolutions of a class of shareholders shall be passed by votes representing more than two-thirds of the voting rights of shareholders of that class represented at the relevant meeting who, according to Article 95, are entitled to vote at class meetings.

Article 97

Written notice of a class meeting shall be given forty-five (45) days before the date of the class meeting to notify all of the shareholders in the share register of the class of the matters to be considered, the date and the place of the class meeting. A shareholder who intends to attend the class meeting shall deliver his written reply concerning attendance at the class meeting to the Company twenty (20) days before the date of the class meeting.

If the number of shares carrying voting rights at the meeting represented by the shareholders who intend to attend the class meeting reaches more than one half of the voting shares at the class meeting, the Company may hold the class meeting; if not, the Company shall within five (5) days notify the shareholders again by public notice of the matters to be considered, the date and the place for the class meeting. The Company may then hold the class meeting after such publication of notice.

Article 98

Notice of class meetings need only be served on shareholders entitled to vote thereat.

Meeting of any class of shareholders shall be conducted in a manner as similar as possible to that of general meetings of shareholders. The provisions of these articles of association relating to the manner to conduct any shareholders' general meeting shall apply to any meeting of a class of shareholders.

Article 99

The special procedures for voting at any meeting of a class of shareholders shall not apply to the following circumstances:

(1)

where the Company issues, upon the approval by special resolution of its shareholders in general meeting, either separately or concurrently once every twelve months, not more than 20 per cent of each of its existing issued Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares;

(2)
where the Company's plan to issue Domestic-Invested Shares and Overseas-Listed Foreign-Invested Shares at the time of its establishment is carried out within fifteen (15) months from the date of approval by the Securities Committee of the State Council.

CHAPTER 11 BOARD OF DIRECTORS

Section 1

Directors and Board of Directors

Article 100

The Company shall have a board of directors. The board of directors shall consist of fifteen (15) directors. The board of directors shall have one (1) Chairman, two (2) Vice-chairmen.

Article 101

Directors shall be elected at the shareholders' general meeting. The term of office of the directors is three (3) years. At the expiry of a director's term, the term is renewable upon re-election. Directors may be elected by the shareholders' general meeting from the board of directors or from the candidates nominated by shareholders representing over 5% (including 5%) of the Company' shares issued. Notice in writing of the intention to propose a person for election as a director and detailed information about the nominated candidate for director shall be given to the Company seven (7) days before the date of such shareholders' general meeting for public disclosure.

Candidates for directors shall make written promises seven (7) days before the shareholders' general meeting, indicating their willingness to accept the candidacy, guaranteeing the truthfulness and the completeness of the material disclosed in connection with their candidacy, and promising that they will conscientiously perform the duties of the director after they are elected.

The Chairman and the Vice-chairman shall be elected and removed by more than one half of all the members of the board of directors. The term of office of each of the Chairman and the Vice-chairman is three (3) years, renewable upon re-election.

The shareholders' general meeting may by ordinary resolution remove any director before the expiration of his term of office (but without prejudice to such director's right to claim damages based on any contract) on the condition that all the relevant laws and administrative regulations are fully complied with.

The Directors shall not be required to hold shares of the Company.

Article 102

The board of directors is responsible to the shareholders' general meeting and exercises the following powers:

(1)

to be responsible for the convening of the shareholders' general meeting and to report on its work to the shareholders' general meeting;

(2)

to implement the resolutions of the shareholders' general meetings;

(3)

to decide on the Company's business plans and investment plans;

(4)

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

to formulate the Company's annual preliminary and financial budgets;

(5)

to formulate the Company's profit distribution plan and plan for making up losses;

(6)

to formulate proposals for increases or reductions in the Company's registered capital and the issue of debentures of the Company;

(7)

to draw up plans for the merger, division or dissolution of the Company;

(8)

to decide on the establishment of the Company's internal management structure;

(9)

to appoint or dismiss the Company's president, and pursuant to the president's nominations to appoint or dismiss the vice president, the financial controller and other senior administrative officers of the Company and decide on their remuneration;

(10)

to establish the Company's basic management system;

(11)

to formulate proposals for any amendments of the Company's articles of association;

(12)

to exercise any other powers conferred by these articles of association or the shareholders' general meetings.

Except the board of directors' resolutions in respect of the matters specified in sub-paragraphs (6), (7) and (11) of this Article which shall be passed by more than two-thirds of all the directors, the board of directors' resolutions in respect of all other matters may be passed by more than one half of all the directors.

Article 103

The board of directors shall not, without the prior approval of shareholders in a general meeting, dispose or agree to dispose of any fixed assets of the Company where the aggregate of the amount or value of the consideration for the proposed disposition, and the amount or value of the consideration for any such disposition of any fixed assets of the Company that has been completed in the period of four (4) months immediately preceding the proposed disposition, exceed 33 per cent of the value of the Company's fixed assets as shown in the last balance sheet placed before the shareholders in general meeting.

For the purposes of this Article, disposition includes an act involving the transfer of an interest in assets but does not include the provision of fixed asset by way of security.

The validity of a disposition by the Company shall not be affected by the breach of the preceding paragraph of this Article.

Article 104

Board of directors shall abide by the laws and statutory regulations of the

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state, these articles of association and resolutions of the shareholders'
general meeting.

Article 105

The Chairman of the board of directors shall exercise the following powers:

(1)

to preside over shareholders' general meetings and to convene and preside over meetings of the board of directors;

(2)

to check on the implementation of resolutions of the board of directors;

(3)

to sign the securities certificates issued by the Company;

(4)

to exercise other powers conferred by the board of directors.

The Vice-chairman assists the Chairman with his work. When the Chairman is unable to exercise his powers, the Chairman may designate the Vice-chairman to exercise such powers on the Chairman's behalf.

Article 106

Meetings of the board of directors shall be held at least twice every year and convened by the Chairman of the board of directors. Notice of the meeting shall be served by telex, telegram, facsimile, express delivery, registered mail or personal delivery on all of the directors ten (10) days before the date of the meeting. In case of any urgent matters, the Chairman may convene an extraordinary meeting of the board of directors. Upon requisition by more than half of the directors, the Chairman must convene an extraordinary meeting. Upon requisition by over one third of the directors, the supervisory committee or the president of the Company, the Chairman may convene an extraordinary meeting.

The board meeting shall be held in principle at the place where the Company is located. It may be held at other places both at home and abroad upon resolution by the board of directors.

Article 107

Meeting and extraordinary meetings of the board of directors shall be notified in the following ways:

(1)

No notice of directors' regular meeting shall be required, if the time and place of regular meetings of the board of directors have been fixed by the board of directors in advance.

(2)

Notice of the time and place of a meeting of the board of directors for which the time and place have not otherwise been set in advance by the board of directors shall be sent by the Chairman through the secretary to the board of directors to each of the directors and the chairman of the supervisory committee by telex, telegram, facsimile, express delivery, registered mail or personal delivery not less than ten (10) days before such meeting.

(3)

Notice shall be in Chinese and, where necessary, in English also and shall include an agenda of the meeting.

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

(4)

An extraordinary board meeting may be held provided a notice is given by telephone, telegram or facsimile to all the directors at least eight(8) hours in advance.

Article 108

Meeting of the board of directors shall be held only if more than half of the directors are present.

Each director shall have one vote. A resolution of the board of directors must be passed by more than half of all the directors.

Where the number of votes cast for and against a resolution is equal, the Chairman of the board of directors shall have a casting vote.

Where a director is interested in any resolution proposed at a board meeting, such director shall not be present and shall not have a right to vote. Such director shall not be counted in the quorum of the relevant meeting.

Article 109

Notice of a meeting shall be deemed to have been given to any director who attends the meeting without protesting against, before or at its commencement, any lack of notice.

Article 110

Any regular or extraordinary meeting of the board of directors may be held by conference telephone or similar communication equipment so long as all directors participating in the meeting can clearly hear and communicate with each other, and all such directors shall be deemed to be present in person at the meeting.

Article 111

In respect of any matter requiring the resolution of any extraordinary meeting of the board of directors, a resolution approved in writing by at least such number of directors as may be required pursuant to Article 102 of these articles of association after the proposed resolution has been reduced into writing and delivered to all directors, shall be deemed to be a valid resolution and a board meeting shall be dispensed with.

Article 112

Directors shall attend the meetings of directors in person. Where a director is unable to attend a meeting for any reason, he may appoint another director by a written power of attorney to attend the meeting on his behalf. The power of attorney shall set out the scope of the authorization.

A Director appointed as a representative of another director to attend the meeting shall exercise the rights of a director within the scope of authority conferred by the appointing director. Where a director is unable to attend a meeting of the board of directors and has not appointed a representative to attend the meeting on his behalf, he shall be deemed to have waived his right to vote at the meeting.

Article 113

The board of directors shall keep minutes of resolutions on matters discussed at meetings. The minutes shall be signed by the directors present at the meeting and the person who recorded the minutes. The directors shall be liable for the resolutions of the board of directors. If a resolution of the board of directors violates the laws, administrative regulations or these articles of association and results in the Company sustaining serious losses, the directors participating in the resolution are liable to compensate the Company. However, if it can be proven that a director expressly objected to the resolution when the resolution

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

is voted on, and that such objection is recorded in the minutes of the meeting, such director may be released from such liability.

Article 114

All the minutes of the meeting of the board of directors shall be kept in Chinese. All the minutes of the meeting shall be delivered to all the directors as soon as possible after the board meeting for them to review. Any director proposing to amend the minutes must submit his proposed amendments in the form of a written report to the chairman within six (6) working days of receiving such minutes.

Article 115

The Chairman and all the directors (proxies) present and the board secretary should sign the minutes of the meeting when it is approved after reviewing and a copy thereof shall be sent to each director in time.

Section 2

Independent Directors

Article 116

The Company shall have independent directors. The independent directors shall have no other position in the Company (other than as director of the Company), and shall not be in any relationship with the Company or its major shareholders that will impair their independent and objective judgment.

Article 117

An independent director shall meet the following requirements;

(1)

is qualified to serve as director of a listed company according to the laws, administrative rules and other relevant rules of the jurisdiction where the Company's shares are listed;

(2)

has basic knowledge of the operations of a listed company, and is well acquainted with relevant laws, administrative rules and other rules and regulations;

(3)

has at least five years of experience in the legal or economic field, or other experience necessary for performance of his duties as an independent director;

(4)

other conditions set forth in these articles of association.

Article 118

The following persons shall not be independent directors of the Company:

(1)

persons who are employed by the Company or its subsidiaries, or direct and close relatives thereof (direct relatives mean spouses, parents, and offsprings, and close relatives include siblings, father-in-law and mother-in-law, daughter-in-law and son-in-law, brother-in-law and sister-in-law, and the siblings of the spouses);

(2)

natural persons who hold directly or indirectly more than 1% of the Company's issued shares, or who are among the top ten shareholders of the Company, and direct relatives thereof;

(3)

persons employed by company shareholders which hold directly or indirectly more than 5% of the issued shares of the Company or are among the top five shareholders of the Company, and direct relatives thereof;

(4)

persons who fell under any of the above three categories in the past one year;

(5)

persons who provide financial, legal or consultation services to the Company or any of its subsidiaries;

(6)

other persons specified in these articles of association;

(7)

other persons specified by the China's Securities Regulatory Commission.

Article 119

The independent directors owe a duty of fiduciary and diligence to the Company and its shareholders. They shall perform their duties in accordance with relevant laws and regulations and these articles of association, and shall protect the interests of the Company and prevent encroachment of the rights and interests of minority shareholders.

The independent directors shall perform their duties independently, and shall not be influenced by the major shareholders, actual controllers or other interested entities and individuals, and shall ensure that they have sufficient time and ability in efficiently discharging their duties.

The Company should make up for the required number of independent directors in accordance with the provisions if the independent directors do not satisfy the requirements of independence or they cannot perform their duties and functions as independent directors, resulting in insufficient number of independent directors as required.

Article 120

Nomination, Election and Replacement of Independent Directors:

(1)

The board of directors, the supervisory committee, and shareholder(s) who alone or jointly with other persons hold(s) more than 5% of the issued shares of the Company shall have the right to nominate candidates as independent directors, and the nominated candidates shall become independent directors by election at a shareholders' general meeting.

(2)

The nominator shall have the approval of the proposed candidate for the nomination before making a nomination. The nominator shall have adequate knowledge of the profession, education, professional title and detailed work experience of the nominee as well as status of all his part-time jobs. The nominator shall also comment on the qualification and independence of the nominee as an independent director. The nominee shall make a public statement disclaiming any relationship between him and the Company that will affect his independent judgment. Before the shareholders meeting for the election of independent directors, the Company's board of directors shall announce the above information

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

in accordance with relevant provisions.

(3)

Before convening the shareholders' general meeting for the election of independent directors, the Company shall submit the written opinion of the board, and relevant materials of all the nominees to the China Securities Regulatory Commission and its local office as well as the stock exchange at which the Company's shares are listed. Dissenting opinions of the board with regard to the nominees shall also be submitted. Nominees of independent directors objected by China Securities Regulatory Commission may be candidates of the directors of the Company but not as candidates of independent directors of the Company. At the shareholders' general meeting for the election of independent directors, the board of directors shall make clear whether the nominees of independent directors are objected to by China Securities Regulatory Commission.

(4)

The term of office of the independent directors is the same as that of the other directors. Successive terms are allowed upon the expiration of the term, but may not be extended to more than 6 years.

(5)

An independent director who fails to attend in person three consecutive board meetings shall be deemed as unable to perform his duties and shall be replaced upon the proposal of the board to the shareholders' general meeting. Independent directors shall not be dismissed without just cause before the expiration of his term, unless the above condition or any of the conditions specifying the disqualification of a director under the Company Law has occurred. When an independent director is dismissed, the Company shall disclose the dismissal as a special discloseable matter and shall give reasons for the dismissal. The independent director may make a public statement if he thinks that such a dismissal is without justification.

(6)

Independent directors may resign before the expiration of their term. The resigning independent director shall submit written resignation to the board of directors. The written resignation shall contain explanations on matters related to his resignation or any other matters which in his opinion, should be brought to the notice of the shareholders and creditors of the Company. In the event that due to the resignation of an independent director the number of independent directors falls below the required percentage, the resignation of such independent director shall be effective only after a new independent director has been appointed to fill up the vacancy.

Article 121

Rights and Obligations of Independent Directors:

(1)

To facilitate the independent directors in performing their function more efficiently, the independent directors shall have the following special powers, in addition to having those powers granted by the Company Law and other relevant laws and regulations to directors:

(i)

approve connected transactions the aggregate amount of which exceed 0.03% of the Company's tangible net assets before submission to the board for discussion. Before making the decision with respect to such transactions, the independent directors may engage the service of a professional institution to prepare independent financial adviser's reports as a basis for their decision;

(ii)

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

propose to the board of directors with respect to engaging or disengaging accounting firms;

(iii)

propose to the board of directors with respect to the convening of extraordinary shareholders' meetings;

(iv)

propose the convening of board meetings;

(v)

engage external auditing firms or consultancy firms;

(vi)

publicly solicit and collect proxies before the convening of the shareholders' general meetings.

(2)

The independent director shall obtain the consent of over half of the independent directors in exercising any of the above powers.

(3)

If any of the above proposal has not been adopted or if any of the above powers cannot be exercised, the Company shall disclose the relevant information.

(4)

Apart from the powers of an ordinary director and the special powers of an independent director, an independent director shall comply with all the obligations of a director set forth in these articles of association.

Article 122

The independent directors shall provide their opinions on all the important matters of the Company.

(1)

In addition to the above obligation, the independent directors shall provide their independent opinions to the board of directors or the shareholders' general meeting on the following matters:

(i)

nomination, appointment and removal of directors;

(ii)

appointment and dismissal of senior administrative officers;

(iii)

remuneration of directors and senior administrative officers;

(iv)

newly occurred transactions, loans and other forms of fund transfer between the Company and its shareholders, actual controllers or their affiliates, the aggregate amount of which exceeds 0.03% of the total tangible net assets of the Company, and whether the Company has taken effective measures to collect the amounts due;

(v)

matters which may harm the interests of the minority shareholders;

(vi)

other matters provided for in these articles of association.

(2)

The independent directors shall choose to provide any of the following opinions in respect of the above matters:

(i)

agree;

(ii)

reserve opinion and the reasons therefor;

(iii)

dissent and the reasons therefor;

(iv)

unable to comment and the reasons therefor.

(3)

If the matters concerned fall under those which require disclosure, the Company shall publicly disclose the opinions of the independent directors. If the independent directors cannot reach a consensus, the Company shall publicly disclose the opinions of each of the independent directors.

Article 123

To ensure that the independent directors will be able to perform their duties efficiently, the Company shall provide the following to the independent directors:

(1)

The Company shall ensure that the independent directors have the same right of access to information as its other directors. With regard to matters that require board decision, the Company shall serve notice on the independent directors in advance within the prescribed time, and provide sufficient materials. If the independent directors take the view that the materials are insufficient, they may request for supplementary information. When two or more independent directors take the view that the materials are insufficient or are inadequately explained, they may, in writing, jointly propose to the board for a postponement of the board meeting or for a postponement of determination of the matters concerned. Such proposal shall be adopted by the board. Materials provided by the Company to the independent directors shall be kept by the Company and the independent directors for at least five years.

(2)

The Company shall provide necessary working conditions to the independent directors for the performance of their duties. The secretary of the board shall give independent directors the necessary assistance liaising with and coordinating the work of the independent directors, including (but not limited to) briefing them on the status of the Company and providing them with the relevant materials. The secretary of the board shall be responsible for handling the disclosure matters in connection with any independent opinions, proposal or written explanatory statements made or given by the independent directors which shall be disclosed.

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

(3)

The Company and its relevant personnel shall actively cooperate with the independent directors when the latter perform their duties and provide accurate information to the independent directors, and shall not refuse to do so, obstruct or interfere with the independent directors in discharging their duties or hide information from the independent directors.

(4)

The expenses incurred as a result of the engagement by the independent directors of professional institutions because of the performance of their duties shall be borne by the Company.

(5)

The Company shall pay subsidies to the independent directors. The rate of such subsidies shall be proposed by the board and then approved by the shareholders' general meeting. It shall also be disclosed in the Company's annual report.

Apart from the above subsidies, the independent directors shall not take any extra and undisclosed interests from the Company or from its major shareholders, interested parties and other persons.

Section 3

Special Committees of Board of Directors

Article 124

The Company may set up several special committees according to the resolutions of shareholders' general meeting (including strategy, audit, nomination, remuneration and evaluation committees). Members of these special committees shall all be directors, and in the audit committee, the remuneration committee and the evaluation committee, the independent directors shall form the majority and shall be responsible for convening the committee meetings. In the auditing committee at least one independent director shall be an accounting professional.

Article 125

The special committees may engage professionals for professional advice, and the expenses incurred shall be borne by the Company.

Article 126

The special committees are accountable to the board of directors, and the proposals made by each of the special committees shall be submitted to the board of directors for examination and decision.

Article 127

The chief powers and functions of each special committee shall be determined in accordance with the relevant regulations of the place where the Company is listed.

CHAPTER 12 SECRETARY OF THE BOARD OF DIRECTORS

Article 128

The Company shall have a secretary of the board of directors who shall be a senior administrative officer of the Company.

Article 129

The secretary of the Company's board of directors shall be a natural person who has the requisite professional knowledge and experience, and shall be appointed by the board of directors. His primary responsibilities are to ensure that:

(1)

the Company has complete organizational documents and records;

(2)

the Company prepares and delivers in accordance with law those reports and documents required by competent authorities entitled thereto;

(3)

the Company's registers of shareholders are properly maintained, and that persons entitled to the Company's records and documents are furnished with such records and documents without delay.

Article 130

A director or other senior administrative officer of the Company may hold the office of the secretary of the board of directors concurrently. However, president, chief financial officer and the accountant(s) of the certified public accountant firm appointed by the Company shall not act as the secretary of the board of directors.

Provided that where the officer of secretary is held concurrently by a director, and an act is required to be done by a director and a secretary separately, the person who holds the office of director and secretary may not perform the act in dual capacity.

CHAPTER 13 PRESIDENT

Article 131

The Company shall have one president, who shall be appointed and dismissed by the board of directors. The Company shall have a certain number of vice presidents who will assist the president in his work. The board of directors may decide that a member of the board of directors will concurrently act as the president.

Article 132

The president shall be accountable to the board of directors and exercise the following functions and powers:

(1)

to be in charge of the Company's production, operation and management and to organize the implementation of the resolutions of the board of directors;

(2)

to organize the implementation of the Company's annual business plan and investment plan;

(3)

to draft plans for the establishment of the Company's internal management structure;

(4)

to establish the Company's basic management system;

(5)

to formulate basic rules and regulations for the Company;

(6)
to propose the appointment or dismissal of the Company's vice president(s), the financial controller and other senior administrative officers appointed by the board of directors;

(7)

to appoint or dismiss management personnel other than those required to be appointed or dismissed by the board of directors;

(8)

other powers conferred by these articles of association and the board of directors.

Article 133

The president may be present at meetings of the board of directors. The president has no voting rights at the board meetings unless he is also a director.

Article 134

The president and vice presidents, in performing their functions and powers, shall act honestly and diligently and in accordance with the laws, administrative regulations, these articles of association and the requirements of the detailed rules of the president of the Company. The president and vice presidents shall not, in exercising their powers, vary the resolutions of shareholders' general meetings and those of the board of directors or exceed the scope of their authorities. In the event that the president and vice presidents violate any laws, regulations, and these articles of association resulting in losses to the Company, board of directors shall pursue their legal liabilities.

CHAPTER 14 SUPERVISORY COMMITTEE

Article 135

The Company shall have a supervisory committee.

Article 136

The supervisory committee shall be composed of five (5) supervisors. The number of supervisors must be odd number. Specific number of supervisors shall be determined by shareholders' general meeting. One of the members of the supervisory committee shall be the chairman. The term of office of supervisors shall be three (3) years renewable upon re-election and re-appointment. The chairman of the supervisory committee is subject to election or removal with the consent of two thirds or more of the members of the supervisory committee.

Article 137

The supervisory committee shall comprise of representatives of shareholders and the Company's staff and workers. Two (2) of them shall be representatives of the staff and workers. Supervisors representing shareholders shall be elected by the shareholders' general meeting from the supervisory committee or from the candidates nominated by shareholders representing over 5% (including 5%) of shares of the Company. Notice of candidates and candidates' written agreement to accept the nomination shall be sent to the Company seven (7) days before the shareholders' general meeting.

Except those in the first supervisory committee and supervisors represented by representatives of staff and workers, supervisors must be elected by shareholders (including shareholders' proxies) representing half or more of the voting rights of the shareholders present at the shareholders' general meeting.

The shareholders' general meeting may by ordinary resolution remove any supervisor represented by a representative of shareholders before the expiration of his term of office (but without prejudice to such supervisor's right to claim damages based on any contract) on the condition that all the relevant laws and administrative regulations are fully complied with, but the shareholders' general meeting may not remove the supervisor without just cause. Supervisors represented by representatives of staff and workers shall be elected and removed by the staff and workers of the Company democratically.

Article 138

The directors, president, vice presidents and financial controller shall not act concurrently as supervisors.

Article 139

Meetings of the supervisory committee shall be held at least once every six months, and shall be convened by the chairman of the supervisory committee. Notice of the meeting shall be sent to each supervisor in writing ten (10) days before the meeting. The notice shall include the date, place, duration, reasons and topics of the meeting and the date on which the notice is sent.

Article 140

The supervisory committee shall be accountable to the shareholders' general meeting and exercise the following functions and powers in accordance with law:

(1)

to examine the Company's financial situation;

(2)

to supervise the directors, president and other senior administrative officers to see whether they act in contradiction with the laws, administrative regulations and these articles of association;

(3)

to demand rectification from a director, the president or any other senior administrative officers when the acts of such persons are harmful to the Company's interest;

(4)

to check the financial information such as the financial report, business report and plans for distribution of profits to be submitted by the board of directors to the shareholders' general meetings and, should any queries arise, to authorize, in the name of the Company, a re-examination by the public certified accountants and practising auditors of the Company;

(5)

to propose to convene a shareholders' extraordinary general meeting;

(6)

to represent the Company in negotiation with or bringing an action against a director;

(7)

other functions and powers specified in these articles of association.

Members of the supervisory committee shall be present at meetings of the board of directors.

Other powers and functions of the supervisory committee shall be determined in accordance with the laws and regulations of the place where the Company is listed.

Article 141

Resolutions of the supervisory committee shall be passed by two thirds or more of all of its members.

Article 142

Method of discussion and voting procedures of the supervisory committee shall follow the Rules of Procedures of the supervisory committee.

Article 143

The supervisory committee meetings shall keep minutes. Supervisors present at the meeting and the person taking the minutes shall sign on the meeting minutes. Supervisors are entitled to make notes to the speech recorded in the minute book. The meeting minutes of supervisory committee shall be safely and properly kept as important file of the Company.

Article 144

All reasonable fees incurred in respect of the employment of professionals such as lawyers, certified public accountants or practising auditors as are required by the supervisory committee in exercising its functions and powers shall be borne by the Company.

Article 145

A supervisor shall carry out his duties honestly and faithfully in accordance with laws, administrative regulations and these articles of association.

CHAPTER 15 THE QUALIFICATIONS AND DUTIES OF THE DIRECTORS, SUPERVISORS, PRESIDENT AND OTHER SENIOR ADMINISTRATIVE OFFICERS OF THE COMPANY

Article 146

A person may not serve as a director, supervisor, president and any other senior administrative officer of the Company if any of the following circumstances apply:

(1)

a person without capacity for civil conduct or with restricted capacity for civil conduct;

(2)

a person who has committed an offence of corruption, bribery, infringement of property, misappropriation of property or sabotaging the social economic order and has been punished because of committing such offence; or who has been deprived of his political rights, in each case where less than five (5) years have elapsed since the date of the completion of implementation of his punishment;

(3)

a person who is former director, factory manager or general manager of a company or enterprise which has entered into insolvent liquidation because of mismanagement and is personally liable for the insolvency of such company or enterprise, where less than three (3) years have elapsed since the date of the completion of the insolvency and liquidation of the company or enterprise;

(4)

a person who is a former legal representative of a company or enterprise which had its business license revoked due to a violation of the law and who incurred personal liability, where less than three (3) years has elapsed since the date of the revocation of the business license;

(5)
a person who has a relatively large amount of debts due and outstanding;

(6)

a person who is under criminal investigation or prosecution by judicial organs for violation of the criminal law which is not yet concluded;

(7)

a person who is not eligible for enterprise leadership according to laws and administrative regulations;

(8)

a non-natural person;

(9)

a person who is convicted of contravention of provisions of relevant securities regulations by a relevant competent authority, and such conviction involves a finding that he has acted fraudulently or dishonestly, where less than five (5) years has elapsed since the date of the conviction.

Article 147

The validity of an act of a director, president or other senior administrative officer on behalf of the Company is not, vis-a-vis a bona fide third party, affected by any irregularity in his office, election or any defect in his qualification.

Article 148

In addition to the obligations imposed by laws, administrative regulations or required by the listing rules of the stock exchange on which shares of the Company are listed, each of the Company's directors, supervisors, president and other senior administrative officers owes a duty to each shareholder, in the exercise of the functions and powers of the Company entrusted to him:

(1)

not to cause the Company to exceed the scope of business stipulated in its business license;

(2)

to act honestly in the best interests of the Company;

(3)

not to expropriate in any guise the Company's property, including (without limitation) usurpation of opportunities advantageous to the Company;

(4)

not to expropriate the individual rights of shareholders, including (without limitation) rights to distribution and voting rights, save pursuant to a restructuring of the Company submitted to shareholders for approval in accordance with these articles of association.

Article 149

Each of the Company's directors, supervisors, president and other senior administrative officers owes a duty, in the exercise of his powers and discharge of his duties, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

The Company's directors (including those intending to act as independent

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directors) shall take an active part in training in order to understand the rights, obligations and responsibilities as directors, learn about relevant laws and regulations and master relevant knowledge required of a director.

Article 150

Each of the Company's directors, supervisors, president and other senior administrative officers shall exercise his powers or carry on his duties in accordance with the principle of fiduciary; and shall not put himself in a position where his duty and his interest may conflict. This principle includes (without limitation) discharging the following obligations:

(1)

to act honestly in the best interests of the Company;

(2)

to exercise powers within the scope of his powers and not to exceed those powers;

(3)

to exercise the discretion vested in him personally and not to allow himself to act under the control of another and, unless and to the extent permitted by laws, administrative regulations or with the informed consent of shareholders given in general meeting, not to delegate the exercise of his discretion;

(4)

to treat shareholders of the same class equally and to treat shareholders of different classes fairly;

(5)

except in accordance with these articles of association or with the informed consent of shareholders given in general meeting, not to enter into any contract, transaction or agreement with the Company;

(6)

without the informed consent of shareholders given in general meeting, not to use the Company's property for his own benefit;

(7)

not to exploit his position to accept bribes or other illegal income or expropriate the Company's property by any means, including (without limitation) opportunities advantageous to the Company;

(8)

without the informed consent of shareholders given in general meeting, not to accept commissions in connection with the Company's transactions;

(9)

to abide by these articles of association, execute his official duties faithfully and protect the Company's interests, and not to exploit his position and power in the Company to advance his own private interests;

(10)

not to compete with the Company in any way unless with the informed consent of shareholders given in general meeting;

(11)

not to misappropriate the Company's funds or lend such funds to others, not to

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open accounts in his own name or other names for the deposit of the Company's assets and not to provide a guarantee for debts of a shareholder of the Company or other individual(s) with the Company's assets;

(12)

unless otherwise permitted by informed shareholders in general meeting, to keep in confidence information acquired by him in the course of and during his tenure and not to use the information other than in furtherance of the interests of the Company, save that disclosure of such information to the court or other governmental authorities is permitted if:

(i)

disclosure is made under compulsion of law;

(ii)

the interests of the public require disclosure;

(iii)

the interest of the relevant director, supervisor, president or other senior administrative officers require disclosure.

Article 151

Each director, supervisor, president or other senior administrative officer of the Company shall not cause the following persons or institutions ("associates") to do what he is prohibited from doing:

(1)

the spouse or minor child of that director, supervisor, president or other senior administrative officer;

(2)

a person acting in the capacity of trustee of that director, supervisor, president or other senior administrative officer or any person referred to in the preceding sub-paragraph (1);

(3)

a person acting in the capacity of partner of that director, supervisor, president or other senior administrative officer or any person referred to in sub-paragraphs (1) and (2) of this Article;

(4)

a company in which that director, supervisor, president or other senior administrative officer, alone or jointly with one or more persons referred to in sub-paragraph (1), (2) and (3) of this Article and other directors, supervisors, president and other senior administrative officers have a defacto controlling interest;

(5)

the directors, supervisors, president and other senior administrative officers of the controlled company referred to in the preceding sub-paragraph (4).

Article 152

The fiduciary duties of the directors, supervisors, president and other senior administrative officers of the Company do not necessarily cease with the termination of their tenure. The duty of confidence in relation to trade secrets of the Company survives the termination of their tenure. Other duties may continue for such period as fairness may require depending on the time lapse

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between the termination and the act concerned and the circumstances under which the relationships between them and the Company are terminated.

Article 153

Subject to Article 56, a director, supervisor, president or other senior administrative officer of the Company may be relieved of liability for specific breaches of his duty by the informed consent of shareholders given at a general meeting.

Article 154

Where a director, supervisor, president or other senior administrative officer of the Company is in any way, directly or indirectly, materially interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company, (other than his contract of service with the Company), he shall declare the nature and extent of his interests to the board of directors at the earliest opportunity, whether or not the contract, transaction or arrangement or proposal therefor is otherwise subject to the approval of the board of directors.

Unless the interested director, supervisor, president or other senior administrative officer discloses his interests in accordance with this Article and the contract, transaction or arrangement is approved by the board of directors at a meeting in which the interested director, supervisor, president or other senior administrative officer is not counted in the quorum and refrains from voting, a contract, transaction or arrangement in which that director, supervisor, president or other senior administrative officer is materially interested is voidable at the instance of the Company except as against a bona fide party thereto acting without notice of the breach of duty by the interested director, supervisor, president or other senior administrative officer. For the purposes of this Article, a director, supervisor, president or other senior administrative officer of the Company is deemed to be interested in a contract, transaction or agreement in which an associate of him is interested.

Article 155

Where a director, supervisor, president or other senior administrative officer of the Company gives to the board of directors a general notice in writing stating that, by reason of the facts specified in the notice, he is interested in contracts, transactions or arrangements of any description which may subsequently be made by the Company, that notice shall be deemed for the purposes of the preceding Article to be a sufficient declaration of his interests, so far as the content stated in such notice is concerned, provided that such general notice shall have been given before the date on which the question of entering into the relevant contract, transaction or arrangement is first taken into consideration on behalf of the Company.

Article 156

The Company shall not in any manner pay taxes for or on behalf of a director, supervisor, president or other senior administrative officer.

Article 157

The Company shall not directly or indirectly make a loan to or provide any guarantee in connect with the making of a loan to a director, supervisor, president or other senior administrative officer of the Company or of the Company's holding company or any of their respective associates. However, the following transactions are not subject to such prohibition:

(1)

the provision by the Company of a loan or a guarantee of a loan to a company which is a subsidiary of the Company;

(2)

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the provision by the Company of a loan or a guarantee in connection with the making of a loan or any other funds to any of its directors, supervisors, president and other senior administrative officers to meet expenditure incurred or to be incurred by him for the purposes of the Company or for the purpose of enabling him to perform his duties properly, in accordance with the terms of a service contract approved by the shareholders in general meeting;

(3)

the Company may make a loan to or provide a guarantee in connection with the making of a loan to any of the relevant directors, supervisors, president and other senior administrative officers or their respective associates in the ordinary course of its business on normal commercial terms, provided that the ordinary course of business of the Company includes the lending of money or the giving of guarantees.

Article 158

A loan made by the Company in breach of Article 157 shall be forthwith repayable by the recipient of the loan regardless of the terms of the loan.

Article 159

A guarantee for repayment of loan provided by the Company in breach of Article 157 shall not be enforceable against the Company, unless:

(1)

the guarantee was provided in connection with a loan to an associate of any of the directors, supervisors, president and other senior administrative officers of the Company or of the Company's holding company and at the time the loan was advanced the lender did not know the relevant circumstances; or

(2)

the collateral provided by the Company has been lawfully disposed of by the lender to a bona purchaser.

Article 160

For the purpose of the foregoing provisions of this Chapter, a "guarantee" includes an undertaking or property provided to secure the performance of obligations by the obligor.

Article 161

In addition to any rights and remedies provided by the laws and administrative regulations, where a director, supervisor, president or other senior administrative officer of the Company is in breach of his duties to the Company, the Company has a right to:

(1)

claim damages from the director, supervisor, president or other senior administrative officer in compensation for losses sustained by the Company as a result of such breach;

(2)

rescind any contract or transaction entered into by the Company with the director, supervisor, president or other senior administrative officer or with a third party (where such third party knows or should know that there is such a breach of duties by such director, supervisor, president or other senior administrative officer);

(3)

demand an account of the profits made by the director, supervisor, president or

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other senior administrative officer in breach of his duties;

(4)

recover any monies received by the director, supervisor, president or other senior administrative officer to the use of the Company, including (without limitation) commissions; and

(5)

demand payment of the interest earned or which may have been earned by the director, supervisor, president or other senior administrative officer on the monies that should have been paid to the Company.

Article 162

The Company shall, with the prior approval of shareholders in general meeting, enter into a contract in writing with a director or supervisor wherein his emoluments are stipulated. The aforesaid emoluments include:

(1)

emoluments in respect of his service as director, supervisor or senior administrative officer of the Company;

(2)

emoluments in respect of his service as director, supervisor or senior administrative officer of any subsidiary of the Company;

(3)

emoluments in respect of the provision of other services in connection with the management of the affairs of the Company and any of its subsidiaries;

(4)

payment by way of compensation for loss of office, or as consideration for or in connection with his retirement from office.

Except under a contract entered into in accordance with the foregoing, no proceedings may be brought by a director or supervisor against the Company for anything due to him in respect of the matters mentioned in this Article.

Article 163

The contract concerning the emoluments between the Company and its directors or supervisors should provide that in the event of a takeover of the Company, the Company's directors and supervisors shall, subject to the prior approval of the shareholders in general meeting, have the right to receive compensation or other payment in respect of his loss of office or retirement. A takeover of the Company referred to in this paragraph means any of the following:

(1)

an offer made by any person to the general body of shareholders;

(2)

an offer made by any person with a view to the offeror becoming a "controlling shareholder" within the meaning of Article 57.

If the relevant director or supervisor does not comply with this Article, any sum so received by him shall belong to those persons who have sold their shares as a result of the said offer made. The expense incurred in distributing that sum pro rata amongst those persons shall be borne by the relevant director or supervisor and not paid out of that sum.

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Article 164

With the approval of shareholders' general meeting, the Company may buy liability insurance for directors, supervisors, president and other senior administrative officers of the Company with the exception of those liabilities resulting from violation of laws, regulations and these articles of association.

CHAPER 16 FINANCIAL AND ACCOUNTING SYSTEMS AND PROFIT DISTRIBUTION

Article 165

The Company shall establish its financial and accounting systems and internal audit system in accordance with laws, administrative regulations and PRC accounting standards formulated by the finance regulatory department of the State Council.

Article 166

At the end of each fiscal year, the Company shall prepare a financial report, which shall be examined and verified as provided by law.

The Company's financial reports shall include the following accounting statements and schedules:

(1)

balance sheet;

(2)

profit and loss statement;

(3)

statement of financial changes;

(4)

explanation of financial conditions;

(5)

profit distribution statement.

Article 167

The board of directors of the Company shall place before the shareholders at every annual general meeting such financial reports as are required by any laws, administrative regulations or directives promulgated by competent regional and central governmental authorities to be prepared by the Company.

Article 168

The Company's financial reports shall be made available for shareholders' inspection at the Company twenty (20) days before the date of every shareholders' annual general meeting. Each shareholder shall be entitled to obtain a copy of the financial reports referred to in this Chapter.

The Company shall deliver or send to each shareholder of Overseas-Listed Foreign-Invested Shares by prepaid mail at the address registered in the register of shareholders the said report not later than twenty-one (21) days before the date of every annual general meeting of shareholders.

Article 169

The financial statements of the Company shall, in addition to being prepared in accordance with PRC accounting standards and regulations, be prepared in accordance with either international accounting standards, or that of the place

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outside the PRC where the Company's shares are listed. If there is any material difference between the financial statements prepared respectively in accordance with the two accounting standards, such difference shall be stated in the financial statements. When the Company is to distribute its after-tax profits, the lower of the after-tax profits as shown in the two financial statements shall be adopted.

Article 170

Any interim results or financial information published or disclosed by the Company must also be prepared and presented in accordance with PRC accounting standards and regulations, and also in accordance with either international accounting standards or that of the overseas place where the Company's shares are listed.

Article 171

The Company shall publish its financial reports twice every fiscal year, that is, the interim financial report shall be published within sixty (60) days after the expiration of the first six (6) months of each fiscal year; the annual financial report shall be published within one hundred and twenty (120) days after the expiration of each fiscal year.

Article 172

The Company shall not keep accounts other than those provided by law.

Article 173

The Company shall implement an internal auditing system, and establish an internal auditing organization or provide internal auditing personnel to undertake the internal auditing and supervision over the Company's income and expenses and other economic activities under the leadership of the supervisory committee.

Article 174

The Company's after-tax profit shall be allocated in accordance with the following order:

(1)

making up for losses;

(2)

allocation to the statutory common reserve fund;

(3)

allocation to the statutory common welfare fund;

(4)

allocation to the discretionary common reserve fund;

(5)

payment of dividends in respect of ordinary shares.

The board of directors shall, in accordance with the laws and administrative regulations of the State (if any) and the Company's operation and development requirements, determine the detail proportions of profit distributions in items
(3) to (5) above and submit its determination to the shareholders' general meeting for approval.

Article 175

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Capital common reserve fund includes the following items:

(1)

premium on shares issued at a premium price;

(2)

any other income designated for the capital common reserve fund by the regulations of the finance regulatory department of the State Council.

Article 176

The common reserve fund of the Company shall be applied to the following purposes:

making up losses, expansion of the Company's production and operation, or increase of the Company's capital.

When the Company converts its common reserve fund into its capital upon a resolution adopted in shareholders' general meeting, the Company shall either distribute new shares in proportion to the shareholders' number of shares, or increase the par value of each share, provided, however, that when the statutory common reserve fund is converted to capital, the balance of the statutory common reserve fund may not fall below 25 per cent of the registered capital.

The Company's statutory common welfare fund is used for the collective welfare of the Company's staff and workers.

Article 177

Dividends shall be distributed in accordance with the proportion of shares held by shareholders.

Unless otherwise resolved by the shareholders' general meeting, the Company apart from distributing annual dividends, may by its board of directors acting under the power conferred by the shareholders' general meeting, distribute interim dividends. Unless otherwise stipulated by laws or administrative regulations, the amount of interim dividends distributed shall not exceed 50 per cent of the distributable profits as stated in the interim profits statement of the Company.

Article 178

The Company may distribute dividends in the following manner:

(1)

cash;

(2)

shares.

Article 179

The Company shall, in accordance with the People's Republic of China's tax law, withhold and make payments on behalf of shareholders in respect of their tax payable on their dividends income.

Article 180

The Company shall appoint on behalf of the holders of the Overseas-Listed Foreign-Invested Shares receiving agents to receive on behalf of such shareholders dividends declared and all other monies owing by the Company in respect of their shares. The receiving agents appointed by the Company shall comply with the relevant requirements of the law of the place and relevant regulations of the stock exchange where the Company's shares are listed. The receiving agents appointed on behalf of holders of H Shares shall be a company

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registered as a trust company under the Trustee Ordinance of Hong Kong.

Article 181

Dividends or other payments declared by the Company to be payable to holders of Domestic-Invested Shares shall be declared and calculated in Renminbi, and paid in Renminbi; and those payable to holders of Foreign-Invested Shares shall be declared and calculated in Renminbi, and paid in the local currency at the place where such Foreign-Invested Shares are listed (if there is more than one place of listing, then the principal place of listing as determined by the board of directors).

The conversion formula of foreign currency is as follows:

Conversion price of dividends and other sums to holders in foreign currency=dividends and other sums to holders in Renmibi/(to be divided by) the average closing rate for the relevant foreign currency announced by the Peoples' Bank of China for the week prior to the announcement of the payment of dividend or other sums.

CHAPTER 17 APPOINTMENT OF ACCOUNTANT FIRM

Article 182

The Company shall appoint an independent firm of accountants, which is qualified under the relevant regulations of the State to audit the Company's annual report and review the Company's other financial reports.

The first accountant firm of the Company may be appointed by the inaugural meeting of the Company before the first annual general meeting and the accountant firm so appointed shall hold office until the conclusion of the annual general meeting.

If the inaugural meeting fails to exercise its powers under the preceding paragraph, those powers shall be exercised by the board of directors.

Article 183

The accountant firm appointed by the Company shall hold office from the conclusion of the annual general meeting of shareholders until the conclusion of the next annual general meeting of shareholders.

Article 184

The accountant firm appointed by the Company shall have the following rights:

(1)

A right of access at any time to the books and records and vouchers of the Company, and shall be entitled to require from the director, supervisor, president or other senior administrative officers of the Company any relevant information and explanation;

(2)

A right to require the Company to take all reasonable steps to obtain from its subsidiaries such information and explanation as are necessary for the purpose of discharging its duties;

(3)

A right to attend shareholders' general meetings and to receive all notices of, and other communications relating to, any shareholders' general meeting which any shareholder is entitled to receive, and to speak at any shareholders' general meeting in relation to matters concerning its role as the Company's accountant firm.

Article 185

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Before the convening of the shareholders' general meeting, the board of directors may fill any casual vacancy in the office of an accountant firm, but while any such vacancy continues, the surviving or continuing firms, if any, may act.

Article 186

The shareholders in general meeting may by ordinary resolution remove an accountant firm before the expiration of its term of office, notwithstanding the stipulations in the contract between the Company and the firm, but without prejudice to the firm's right to claim, if any, for damages in respect of such removal.

Article 187

The remuneration of an accountant firm or the manner in which such firm is to be remunerated shall be determined by the shareholders in general meeting. The remuneration of an accountant firm appointed by the board of directors shall be determined by the board of directors.

Article 188

The Company's appointment of, removal of and non-reappointment of an accountant firm shall be resolved upon by shareholders in general meeting. The resolution of the shareholders' general meeting shall be filed with the securities governing authority of the State Council.

Where it is proposed that any resolution be passed at a shareholders' general meeting concerning the appointment of an accountant firm which is not an incumbent firm to fill a casual vacancy in the office of the accountant firm; re-appointment of a retiring accountant firm which was appointed by the board of directors of the Company to fill a casual vacancy; or removal of the accountant firm before the expiration of its term of office, the following provisions shall apply:

(1)

A copy of the proposal shall be sent before notice of meeting is given to the shareholders to the firm proposed to be appointed or proposing to leave its post or the firm, which has left its post in the relevant fiscal year (leaving includes leaving by removal, resignation and retirement).

(2)

If the firm leaving its post makes representations in writing and requests the Company to notify such representations to the shareholders, the Company shall (unless the representations are received too late):

(i)

in any notice of the resolution given to shareholders, state the fact of the representations having been made; and

(ii)

attach a copy of the representations to the notice and deliver it to the shareholders in the manner stipulated in these articles of association.

(3)

If the firm's representations are not sent in accordance with the preceding sub-paragraph (2), the relevant firm may (in addition to its right to be heard) require that the representations be read out at the meeting.

(4)

An accountant firm which is leaving its post shall be entitled to attend:

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(i)

the shareholders' general meeting at which its term of office would otherwise have expired;

(ii)

any shareholders' general meeting at which it is proposed to fill the vacancy caused by its removal; and

(iii)

any shareholders' general meeting convened on its resignation;

and to receive all notice of, and other communications relating to, any such meetings, and to speak at any such meeting in relation to matters concerning its role as the former accountant firm of the Company.

Article 189

Prior to the removal or the non-renewal of the appointment of the accountant firm, notice of such removal or non-renewal shall be given to the accountant firm and such firm shall be entitled to make representation at the shareholders' general meeting. Where the accountant firm resigns its post, it shall make clear to the shareholders' general meeting whether there has been any impropriety on the part of the Company.

An accountant firm may resign its office by depositing at the Company's legal address a resignation notice which shall become effective on the date of such deposit or on such later date as may be stipulated in such notice and such notice shall include the following:

(1)

a statement to the effect that there are no circumstances connected with its resignation which it considers should be brought to the notice of the shareholders or creditors of the Company;

(2)

a statement of any such circumstances.

Where a notice is deposited under the preceding subparagraph, the Company shall within fourteen (14) days send a copy of the notice to the relevant governing authority. If the notice contains a statement under the preceding subparagraph
(2), a copy of such statement shall be placed at the Company for shareholders' inspection. The Company should also send a copy of such statement by prepaid mail to every holder of Overseas-Listed Foreign-Invested Shares at the address registered in the register of shareholders.

Where the accountant firm's notice of resignation contains a statement of any circumstance which should be brought to the notice of the shareholders or creditors of the Company, it may require the board of directors to convene a shareholders' extraordinary general meeting for the purpose of receiving an explanation of the circumstances connected with its resignation.

CHAPTER 18 INSURANCE

Article 190

The types of coverage, the insured amounts and periods of the Company's insurance shall be decided at a meeting of the board of directors based on the circumstances of the Company and the practices of similar industries in other countries and the practice and legal requirements in China.

CHAPTER 19 LABOUR AND PERSONNEL MANAGEMENT SYSTEMS

Article 191

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The Company shall, in accordance with the relevant provisions of the Labor Law of People's Republic of China and other relevant laws or regulations of the State, formulate its labor and personnel management systems, which shall be appropriate to its particular circumstances.

CHAPTER 20 TRADE UNION

Article 192

The Company shall establish trade union organizations and organize staff and workers to carry out trade union activities in accordance with the Trade Union Law of the People's Republic of China.

The Company shall allocate funds to the trade union in accordance with the Trade Union Law of the People's Republic of China. Such fund shall be used by the trade union of the Company in accordance with the "Measures for the Management of trade Union Funds" formulated by the All China Federation of Trade Unions.

CHAPTER 21 MERGER AND DIVISION OF THE COMPANY

Article 193

In the event of the merger or division of the Company, a plan shall be presented by the Company's board of directors and shall be approved in accordance with the procedures stipulated in these articles of association and then the relevant examining and approving formalities shall be processed as required by law. A shareholder who objects to the plan of merger or division shall have the right to demand the Company or the shareholders who consent to the plan of merger or division to acquire that dissenting shareholder's shareholding at a fair price. The contents of the resolution of merger or division of the Company shall be made into special documents for shareholders' inspection.

Such special documents shall be sent by mail to holders of Overseas-Listed Foreign-Invested Shares.

Article 194

The merger of the Company may take the form of either merger by absorption or merger by the establishment of a new company.

In the event of a merger, the merging parties shall execute a merger agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days of the date of the Company's resolution to merge and shall publish a public notice in a newspaper at least three times within thirty (30) days of the date of the Company's resolution to merge. A creditor has the right within thirty (30) days of receiving such notice from the Company or, for creditors who do not receive the notice, within ninety (90) days of the date of the first public notice, to demand that the Company repay its debts to that creditor or provide a corresponding guarantee for such debt. Where the company fails to repay its debts or provide corresponding guarantees for such debts, it may not be merged.

At the time of merger, rights in relation to debtors and indebtedness of each of the merged parties shall be assumed by the company which survives the merger or the newly established company.

Article 195

When the Company is divided, its assets shall be spilt up accordingly.

In the event of division of the Company, the parties to such division shall execute a division agreement and prepare a balance sheet and an inventory of assets. The Company shall notify its creditors within ten (10) days of the date of the Company's resolution to divide and shall publish a public notice in a newspaper at least three times within thirty (30) days of the date of the Company's resolution to divide. A creditor has the right within thirty (30) days of receiving such notice from the Company or, for creditors who do not receive

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the notice, within ninety (90) days of the date of the first public notice to demand that the Company repay its debts to that creditor or provide a corresponding guarantee for such debt. Where the Company fails to repay its debts or provide corresponding guarantees for such debts, it may not be divided.

Debts of the Company prior to division are assumed by the post-division companies in accordance with the agreements entered into.

Article 196

When the Company merges or divides and there is a change in any item in its registration, the Company shall change its registration with the company's registration authority in accordance with the law. When the Company dissolves, the Company shall cancel its registration in accordance with the law. When a new company is established, its establishment shall be registered in accordance with the law.

CHAPTER 22 DISSOLUTION AND LIQUIDATION

Article 197

The Company shall be dissolved and liquidated upon the occurrence of any of the following events:

(1)

a resolution for dissolution is passed by shareholders at a general meeting;

(2)

dissolution is necessary due to a merger or division of the Company;

(3)

the Company is legally declared insolvent due to its failure to repay debts due; and

(4)

the Company is ordered to close down because of its violation of laws and administrative regulations.

Article 198

A liquidation group shall be set up within fifteen (15) days of the Company being dissolved pursuant to sub-paragraph (1) of the preceding Article, and the composition of the liquidation group of the Company shall be determined by an ordinary resolution of shareholders in general meeting. If a liquidation group to carry out liquidation procedures is not set up within the specified time limit, the creditors may apply to the People's court to have it designate relevant persons to form a liquidation group in order to carry out liquidation procedures.

Where the Company is dissolved under sub-paragraph (3) of the preceding Article, the People's Court shall in accordance with provisions of relevant laws organize the shareholders, relevant organizations and relevant professional personnel to establish a liquidation group to carry out liquidation procedures.

Where the Company is dissolved under sub-paragraph (4) of the preceding Article, the relevant governing authorities shall organize the shareholders, relevant organizations and professional personnel to establish a liquidation group to carry out liquidation procedures.

Article 199

Where the board of directors proposes to liquidate the Company due to causes other than where the Company has declared that it is insolvent, the board shall include a statement in its notice convening a shareholders' general meeting to

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consider the proposal to the effect that, after making full inquiry into the affairs of the Company, the board of directors is of the opinion that the Company will be able to pay its debts in full within twelve (12) months from the commencement of the liquidation.

Upon the passing of the resolution by the shareholders in general meeting for the liquidation of the Company, all functions and powers of the board of directors shall cease.

The liquidation group shall act in accordance with the instructions of the shareholders' general meeting to make a report at lease once every year to the shareholders' general meeting on the committee's receipts and payments, the business of the Company and the progress of the liquidation; and to present a final report to the shareholders' general meeting on completion of the liquidation.

Article 200

The liquidation group shall within ten (10) days of its establishment send notice to creditors, and within sixty (60) days of its establishment publish a public notice in a newspaper at least three times. A creditor shall within thirty (30) days of receiving notice, or for creditors who do not receive notice, within ninety (90) days of the date of the first public notice, report its creditors' rights to the liquidation group.

When reporting creditors' rights, the creditor shall provide an explanation of matters relevant to the creditor's rights and shall provide materials as evidence. The liquidation group shall carry out registration of creditors' rights.

Article 201

During the liquidation period, the liquidation group shall exercise the following functions and powers:

(1)

to sort out the Company's assets and prepare a balance sheet and an inventory of assets respectively;

(2)

to send notices to creditors or notify them by public notice;

(3)

to dispose of and liquidate any relevant unfinished business matters of the Company;

(4)

to pay all outstanding taxes;

(5)

to settle claims and debts;

(6)

to deal with the assets remaining after the Company's debts have been repaid;

(7)

to represent the Company in any civil litigation proceedings.

Article 202

After sorting out the Company's assets and the preparation of the balance sheet

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and an inventory of assets, the liquidation group shall formulate a liquidation plan and represent it to a shareholders' general meeting or to the relevant governing authority for confirmation.

To the extent that the Company is able to repay its debts, it shall, in the following order, pay: the liquidation expenses, wages of staff and workers, labor insurance fees, outstanding taxes, and the Company's debts.

The remaining assets of the Company after its debts have been repaid in accordance with the provisions of the preceding paragraph shall be distributed to its shareholders according to the proportion of their shareholdings.

During the liquidation period, the Company shall not commence any new operational activities.

Article 203

If after putting the Company's assets in order and preparing a balance sheet and an inventory of assets in connection with the liquidation of the Company resulting from dissolution, the liquidation group discovers that the Company's assets are insufficient to repay the Company's debts in full, the liquidation group shall immediately apply to the People's Court for a declaration of insolvency.

After a Company is declared insolvent by a ruling of the People's Court, the liquidation group shall turn over liquidation matters to the People's Court.

Article 204

Following the completion of liquidation, the liquidation group shall present a report on liquidation and prepare a statement of the receipts and payments during the period of liquidation and financial books and records which shall be audited by Chinese registered accountants and submitted to the shareholders' general meeting or the relevant governing authority for confirmation.

The liquidation group shall within thirty (30) days after such confirmation, submit the documents referred to in the preceding paragraph to the companies registration authority and apply for cancellation of registration of the Company, and publish a public notice relating to the termination of the Company.

CHAPTER 23 PROCEDURES FOR AMENDMENT OF THE ARTICLES OF ASSOCIATION

Article 205

The Company may amend its articles of association in accordance with the requirement of laws, administrative regulations and the Company's articles of association.

Article 206

The amendment to the Company's article of association involving the contents of the Mandatory Provision shall become effective upon approvals by the companies approving department authorized by the State Council. If there is any change relating to the registered particulars of the Company, application shall be made for registration of the changes in accordance with law.

CHAPTER 24 SETTLEMENT OF DISPUTES

Article 207

The Company shall act according to following principles to settle disputes:

(1)

Whenever any disputes or claims arising between: holders of the Overseas-Listed Foreign-Invested Shares and the Company; holders of the Overseas-Listed Foreign-Invested Shares and the Company's directors, supervisors, president or other senior administrative officers; or holders of the Overseas-Listed

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Foreign-Invested Shares and holders of Domestic-Invested Shares, based on these articles of association or any rights or obligations conferred or imposed by the Company Law or any other relevant PRC laws and administrative regulations concerning the affairs of the Company, such disputes or claims shall be referred by the relevant parties to arbitration.

Where a dispute or claim of rights referred to in the preceding paragraph is referred to arbitration, the entire claim or dispute must be referred to arbitration, and all persons who have a cause of action based on the same facts giving rise to the dispute or claim or whose participation is necessary for the resolution of such dispute or claim, shall abide by the arbitration provided that such person is the Company or the Company's shareholder, director, supervisor, president or other senior administrative officer.

Disputes in relation to the definition of shareholders and disputes in relation to the shareholders' register need not be resolved by arbitration.

(2)

A claimant may elect arbitration at either the China International Economic and Trade Arbitration Commission in accordance with its Rules or the Hong Kong International Arbitration Center in accordance with its Securities Arbitration Rules. Once a claimant refers a dispute or claim to arbitration, the other party must submit to the arbitral body elected by the claimant.

If a claimant elects arbitration at Hong Kong International Arbitration Center, any party to the dispute or claim may apply for a hearing to take place in Shenzhen in accordance with the Securities Arbitration Rules of the Hong Kong International Arbitration Center.

(3)

If any disputes or claims of rights are settled by way of arbitration in accordance with sub-paragraph (1) of this Article, the laws of the People's Republic of China shall apply, save as otherwise provided in laws and administrative regulations.

(4)

The award of an arbitration body shall be final and conclusive and binding on all parties.

CHAPTER 25 NOTICE

Article 208

When a notice is sent by mail, address should be clearly written with postage prepaid. The notice shall be sent in an envelope and shall be deemed to have been received by shareholders forty-eight (48) hours after being sent.

Article 209

Any notice, document, material or written statement of shareholders or directors may be sent to the Company by personal delivery or by registered mail to the domicile of the Company.

Article 210

In order to prove that shareholders or directors have already sent the notice, document, material or written statement, they should provide evidence to prove that such notice, document, material or written statement have been sent within the prescribed time in the normal way of sending with postage prepaid to the correct address of the Company.

CHAPTER 26 DEFINITION AND INTERPRETATION OF THESE ARTICLES OF ASSOCIATION

Article 211

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The board of directors is responsible for the interpretation of these articles of association. Uncovered matters in these articles of association shall be settled by special resolutions that board of directors proposes for shareholders' general meeting to adopt.

Article 212

In these articles of association, the following terms have the following meanings:

These articles of association refers to the articles of association of the Company currently effective.

Board of directors refers to the board of directors of the Company.

China refers to the People's Republic of China.

Renminbi refers to the legal tender of China.

Seal refers to the ordinary seal the Company uses from time to time and the official seal of the Company (if any) that the Company maintains or one of the two depending upon the circumstances.

Article 213

In these articles of association, a sum and above include such sum while more than a sum or less than a sum does not include such a sum.

Article 214

In these articles of association, the meaning of an accountant firm is the same as that of "auditors".

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